                                                                     EXHIBIT 2.1







                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                      DATED

                                FEBRUARY 19, 2002

                                  BY AND AMONG

                           DAVEL COMMUNICATIONS, INC.,

                        DAVEL FINANCING COMPANY, L.L.C.,

                                DF MERGER CORP.,

                                 PT MERGER CORP.

                                       AND

                           PHONETEL TECHNOLOGIES, INC.

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----


                                                       ARTICLE I

THE RESTRUCTURING.....................................................................................................2
                  Section 1.01      Changes to PhoneTel Indebtedness..................................................2
                  Section 1.02      Changes to PhoneTel Equity Capitalization.........................................2
                  Section 1.03      Changes to Davel Indebtedness.....................................................2
                  Section 1.04      Changes to Davel Equity Capitalization............................................3

                                                      ARTICLE II

THE PHONETEL MERGER...................................................................................................3
                  Section 2.01      Effectuation of the PhoneTel Merger...............................................3
                  Section 2.02      Conversion of PhoneTel Shares.....................................................3
                  Section 2.03      Exchange of PhoneTel Shares.......................................................4
                  Section 2.04      Certain PhoneTel Adjustments......................................................7
                  Section 2.05      Stock Options and Warrants........................................................7
                  Section 2.06      Dissenter's Rights................................................................9
                  Section 2.07      PhoneTel Articles of Incorporation...............................................10
                  Section 2.08      PhoneTel Code of Regulations.....................................................10
                  Section 2.09      Directors and Officers...........................................................10

                                                      ARTICLE III

THE DAVEL MERGER.....................................................................................................10
                  Section 3.01      Effectuation of Davel Merger.....................................................11
                  Section 3.02      Conversion of D Sub Shares.......................................................11
                  Section 3.03      Exchange of Davel Shares.........................................................11
                  Section 3.04      Davel Financing Surviving Company
                                    Certificate of Formation.........................................................13
                  Section 3.05      Davel Financing Surviving Company
                                    Limited Liability Company Agreement..............................................13
                  Section 3.06      Davel Financing Surviving Company Sole Managing Member...........................13

                                                      ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PHONETEL...........................................................................14
                  Section 4.01      Corporate Organization...........................................................14
                  Section 4.02      Authorization....................................................................14
                  Section 4.03      Capital Stock....................................................................15
                  Section 4.04      Subsidiaries.....................................................................15



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
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                                                                                                                    ----

                  Section 4.05      Consents and Approvals; No Violation.............................................15
                  Section 4.06      SEC Reports and Financial Statements.............................................16
                  Section 4.07      Absence of Undisclosed Liabilities...............................................17
                  Section 4.08      Changes..........................................................................17
                  Section 4.09      Investigations; Litigation.......................................................17
                  Section 4.10      Contracts and Commitments........................................................18
                  Section 4.11      Environmental Matters............................................................19
                  Section 4.12      Taxes............................................................................19
                  Section 4.13      Employment Agreements............................................................20
                  Section 4.14      Change of Control Provisions.....................................................20
                  Section 4.15      Employee Benefit Plans...........................................................20
                  Section 4.16      Licenses.........................................................................21
                  Section 4.17      Real Estate Leases...............................................................21
                  Section 4.18      Intellectual Property............................................................22
                  Section 4.19      Compliance with Other Instruments and Laws.......................................22
                  Section 4.20      Employees........................................................................22
                  Section 4.21      Information Supplied.............................................................22
                  Section 4.22      Certain Fees.....................................................................23
                  Section 4.23      Opinion of Financial Advisor.....................................................23
                  Section 4.24      Voting Requirements..............................................................23
                  Section 4.25      State Takeover Statutes..........................................................23
                  Section 4.26      Payphones........................................................................23
                  Section 4.27      Average Net Revenue..............................................................23

                                                       ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF DAVEL.............................................................................................................24
                  Section 5.01      Corporate Organization...........................................................24
                  Section 5.02      Authorization....................................................................24
                  Section 5.03      Capital Stock....................................................................24
                  Section 5.04      Subsidiaries.....................................................................25
                  Section 5.05      Consents and Approvals; No Violations............................................25
                  Section 5.06      SEC Reports and Financial Statements.............................................26
                  Section 5.07      Absence of Undisclosed Liabilities...............................................26
                  Section 5.08      Changes..........................................................................27
                  Section 5.09      Investigations; Litigation.......................................................27
                  Section 5.10      Contracts and Commitments........................................................28
                  Section 5.11      Environmental Matters............................................................28
                  Section 5.12      Taxes............................................................................29
                  Section 5.13      Employment Agreements............................................................29
                  Section 5.14      Change of Control Provisions.....................................................29
                  Section 5.15      Employee Benefit Plans...........................................................30
                  Section 5.16      Licenses.........................................................................31

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
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                                                                                                                   ----

                  Section 5.17      Compliance with Other Instruments and Laws.......................................31
                  Section 5.18      Employees........................................................................31
                  Section 5.19      Information Supplied.............................................................31
                  Section 5.20      State Takeover Statutes..........................................................32
                  Section 5.21      Certain Fees.....................................................................32
                  Section 5.22      Opinion of Financial Advisor.....................................................32
                  Section 5.23      Voting Requirements..............................................................32
                  Section 5.24      Payphones........................................................................32
                  Section 5.25      Average Net Revenue..............................................................32

                                                      ARTICLE VI

COVENANTS OF PHONETEL................................................................................................33
                  Section 6.01      Conduct of Business by PhoneTel Pending
                                    the PhoneTel Merger..............................................................33
                  Section 6.02      Stockholders' Meeting............................................................34
                  Section 6.03      Access to Information............................................................34
                  Section 6.04      No Solicitation..................................................................35
                  Section 6.05      Corporate Organization...........................................................35
                  Section 6.06      Warrants.........................................................................35
                  Section 6.07      Confidentiality..................................................................35

                                                      ARTICLE VII

COVENANTS OF DAVEL...................................................................................................36
                  Section 7.01      Conduct of Business by Davel Pending the Davel Merger............................36
                  Section 7.02      Confidentiality..................................................................37
                  Section 7.03      Obligations of D Sub and P Sub...................................................37
                  Section 7.04      Indemnification..................................................................37
                  Section 7.05      Davel Stockholders' Meeting......................................................38
                  Section 7.06      Amendment of Certificate of Incorporation........................................38
                  Section 7.07      Employee Matters.................................................................38
                  Section 7.08      Access to Information............................................................39
                  Section 7.09      No Solicitation..................................................................39

                                                     ARTICLE VIII

COVENANTS OF THE PARTIES.............................................................................................40
                  Section 8.01      Reasonable Best Efforts..........................................................40
                  Section 8.02      Certain Filings..................................................................40
                  Section 8.03      Public Announcements.............................................................40
                  Section 8.04      Further Assurances...............................................................40
                  Section 8.05      Notices of Certain Events........................................................41
                  Section 8.06      Preparation of the Form S-4 and the Proxy Statement..............................41
                  Section 8.07      Letters of Accountants...........................................................41
                  Section 8.08      Affiliates.......................................................................42

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
                                                                                                                   PAGE
                                                                                                                   ----

                  Section 8.09      Representations..................................................................42
                  Section 8.10      Davel Board of Directors.........................................................42

                                                      ARTICLE IX

CONDITIONS TO THE MERGERS............................................................................................42
                  Section 9.01      Conditions to the Obligations of Each Party......................................42
                  Section 9.02      Conditions to the Obligations of Davel,
                                    Davel Financing, D Sub and P Sub.................................................43
                  Section 9.03      Conditions to the Obligations of PhoneTel........................................43

                                                       ARTICLE X

TERMINATION AND WAIVER...............................................................................................44
                  Section 10.01     Termination......................................................................44
                  Section 10.02     Waiver...........................................................................45
                  Section 10.03     Effect of Termination............................................................45

                                                      ARTICLE XI

MISCELLANEOUS........................................................................................................45
                  Section 11.01     Closing..........................................................................45
                  Section 11.02     Notices..........................................................................45
                  Section 11.03     Survival of Representations and Warranties.......................................46
                  Section 11.04     Amendments; No Waivers...........................................................46
                  Section 11.05     Expenses.........................................................................47
                  Section 11.06     Successors and Assigns...........................................................47
                  Section 11.07     Governing Law; Jurisdiction......................................................47
                  Section 11.08     Counterparts; Effectiveness......................................................47
                  Section 11.09     Headings; Interpretation.........................................................47
                  Section 11.10     No Third Party Beneficiaries.....................................................47
                  Section 11.11     Entire Agreement.................................................................47

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                                  DEFINED TERMS

                                                                                                                   Page

2002 Credit Facility..................................................................................................2
Acquisition Proposal.................................................................................................34
Adjusted PhoneTel Option..............................................................................................7
Adjusted PhoneTel Warrant.............................................................................................8
Affected Employee ...................................................................................................38
Affiliate List.......................................................................................................41
Agreement.............................................................................................................1
Amended Plan..........................................................................................................8
Average Net Revenue..................................................................................................23
Closing..............................................................................................................45
Closing Date.........................................................................................................45
Code..................................................................................................................2
Confidentiality Agreement............................................................................................35
D Sub.................................................................................................................1
D Sub Certificates...................................................................................................11
D Sub Stock...........................................................................................................3
Davel.................................................................................................................1
Davel 10-K...........................................................................................................26
Davel Benefit Plans..................................................................................................30
Davel Common Stock....................................................................................................4
Davel Contracts......................................................................................................28
Davel Disclosure Letter..............................................................................................23
Davel Effective Time.................................................................................................10
Davel Exchange Fund..................................................................................................11
Davel Financing.......................................................................................................1
Davel Financing Certificate of Merger................................................................................10
Davel Financing Surviving Company....................................................................................10
Davel Investigation..................................................................................................27
Davel Lenders.........................................................................................................1
Davel Material Adverse Effect........................................................................................24
Davel Merger..........................................................................................................1
Davel Merger Consideration...........................................................................................10
Davel Options........................................................................................................24
Davel Reports........................................................................................................26
Davel Restructuring...................................................................................................1
Davel Site Location Agreements.......................................................................................28
Davel Stock Option Plans..............................................................................................8
Davel Stockholder Approval...........................................................................................24
Davel Stockholders Meeting...........................................................................................38
Davel Subsidiaries...................................................................................................25
Davel Subsidiary.....................................................................................................25

                                                                                                                   PAGE
                                                                                                                   ----

Davel Voting Agreements...............................................................................................2
Davel Warrants.......................................................................................................24
Delaware Law.........................................................................................................10
Delaware LLC Act.....................................................................................................10
Disclosure Document..................................................................................................40
Dissenting Shares ....................................................................................................9
Environmental and Safety Laws........................................................................................28
Environmental Laws...................................................................................................18
ERISA................................................................................................................20
Exchange Act.........................................................................................................15
Exchange Agent Agreement..............................................................................................4
Exchange Agreement....................................................................................................2
Exchange Ratio........................................................................................................4
Filed Davel Reports..................................................................................................26
Filed PhoneTel Reports...............................................................................................17
Form S-4.............................................................................................................22
GAAP.................................................................................................................16
Governmental Entity..................................................................................................15
Indemnified Parties..................................................................................................37
Indemnifying Parties.................................................................................................37
Intellectual Property................................................................................................21
Investigation........................................................................................................17
Licenses.............................................................................................................21
Location Owners......................................................................................................18
Mergers...............................................................................................................1
New Plan..............................................................................................................8
Ohio Law..............................................................................................................3
P Sub.................................................................................................................1
PhoneTel..............................................................................................................1
PhoneTel 10-K........................................................................................................16
PhoneTel Certificate of Merger........................................................................................3
PhoneTel Certificates.................................................................................................4
PhoneTel Common Stock.................................................................................................3
PhoneTel Contracts...................................................................................................18
PhoneTel Disclosure Letter...........................................................................................14
PhoneTel Effective Time...............................................................................................3
PhoneTel Exchange Fund................................................................................................4
PhoneTel Lenders......................................................................................................1
PhoneTel Material Adverse Effect.....................................................................................14
PhoneTel Merger.......................................................................................................1
PhoneTel Merger Consideration.........................................................................................4
PhoneTel Options......................................................................................................7
PhoneTel Reports.....................................................................................................16
PhoneTel Restructuring................................................................................................1

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
PhoneTel Site Location Agreements....................................................................................18
PhoneTel Stock Option Plans...........................................................................................8
PhoneTel Stockholder Approval........................................................................................14
PhoneTel Stockholders Meeting........................................................................................34
PhoneTel Subsidiaries................................................................................................15
PhoneTel Subsidiary..................................................................................................15
PhoneTel Voting Agreements............................................................................................2
PhoneTel Warrants.....................................................................................................8
Plans................................................................................................................20
Proxy Statement......................................................................................................15
SEC...................................................................................................................8
Securities Act.......................................................................................................16
Servicing Agreement...................................................................................................1
Surviving Corporation.................................................................................................3
Trading Day...........................................................................................................6
Transactions..........................................................................................................1

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                  This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement") is made and entered into as of February 19, 2002, by and among Davel Communications, Inc., a Delaware corporation ("Davel"), Davel Financing Company, L.L.C., a Delaware limited liability company ("Davel Financing"), DF Merger Corp., a Delaware corporation and a wholly owned subsidiary of Davel Financing ("D Sub"), PT Merger Corp., an Ohio corporation and a wholly owned subsidiary of Davel Financing ("P Sub"), and PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel").

                                    RECITALS

                  WHEREAS, the Boards of Directors of Davel and PhoneTel deem it advisable and in the best interests of the stockholders of such corporations to effect (i) a restructuring of Davel's and PhoneTel's senior secured indebtedness and (ii) a business combination of Davel and PhoneTel through the transactions provided for herein (collectively, the "Transactions"), as a result of which PhoneTel shall become a wholly owned subsidiary of Davel Financing;

                  WHEREAS, Davel and PhoneTel have executed a letter of intent, dated June 12, 2001, as amended from time to time, pursuant to which Davel and PhoneTel have expressed their mutual intent to enter into this Agreement and to consummate the Transactions;

                  WHEREAS, Davel and PhoneTel have executed a Servicing Agreement, dated as of June 12, 2001, as amended from time to time, designed to commence cost savings initiatives in advance of the closing of the Transactions (the "Servicing Agreement");

                  WHEREAS, the senior secured lenders of Davel listed in Section
1.03 of the Davel Disclosure Letter (the "Davel Lenders") have agreed with Davel, and the senior secured lenders of PhoneTel listed in Section 1.01 of the PhoneTel Disclosure Letter (the "PhoneTel Lenders") have agreed with PhoneTel, to the respective debt restructurings referenced in Article I hereof (the "Davel Restructuring" and "PhoneTel Restructuring," as applicable);

                  WHEREAS, in order to effect the Transactions, P Sub shall be merged with and into PhoneTel with PhoneTel surviving as a wholly owned subsidiary of Davel Financing (the "PhoneTel Merger") and D Sub shall be merged with and into Davel Financing with Davel Financing surviving as a wholly owned subsidiary of Davel (the "Davel Merger" and collectively with the PhoneTel Merger, the "Mergers"), in each case pursuant to this Agreement;

                  WHEREAS, the respective Boards of Directors of Davel, PhoneTel, D Sub and P Sub, and the sole managing member of Davel Financing, have approved the Transactions and unanimously resolved to recommend that the Transactions be approved by their respective stockholders;

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Davel to enter into this Agreement, each person set forth on Exhibit A, attached hereto, has entered into Voting Agreements with Davel dated the date of this Agreement (collectively, the "PhoneTel Voting Agreements");

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to PhoneTel's willingness to enter into this Agreement, each person set forth on Exhibit B, attached hereto, has entered into Voting Agreements with PhoneTel, dated the date of this Agreement (collectively, the "Davel Voting Agreements"); and

                  WHEREAS, Davel, PhoneTel, Davel Financing, D Sub and P Sub desire, for Federal income tax purposes, that the Mergers qualify as tax-free reorganizations under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement be adopted as a plan of reorganization under the provisions of Section 368(a) of the Code;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                                THE RESTRUCTURING

                  Section 1.01 Changes to PhoneTel Indebtedness. As more fully set forth in Section 2.2 of the Exchange Agreement (the "Exchange Agreement"), dated as of the date hereof, by and among PhoneTel, Cherokee Communications, Inc., a Texas corporation and a wholly owned subsidiary of PhoneTel, Davel, Davel Financing, D Sub, the PhoneTel Lenders and the Davel Lenders, the PhoneTel Lenders have agreed to exchange for shares of PhoneTel Common Stock a sufficient amount of PhoneTel's consolidated senior indebtedness outstanding so that PhoneTel will, as of immediately prior to the PhoneTel Effective Time, have outstanding senior secured indebtedness (other than any secured indebtedness outstanding under that certain Credit Agreement, dated February 19, 2002 (the "2002 Credit Facility")) not exceeding $36.5 million in the aggregate, all of which will constitute principal and not accrued interest, consisting of two tranches of $18.25 million each bearing such terms and conditions as are set forth in the Commitment Letter.

                  Section 1.02 Changes to PhoneTel Equity Capitalization. As more fully set forth in Section 2.2 of the Exchange Agreement, PhoneTel shall issue to the PhoneTel Lenders 112,246,511 shares of PhoneTel Common Stock. Such shares of PhoneTel Common Stock shall be converted in the PhoneTel Merger for shares of Davel Common Stock in accordance with the provisions of Article II hereof.

                  Section 1.03 Changes to Davel Indebtedness. As more fully set forth in Section 2.1 of the Exchange Agreement, dated as of the date hereof, by and among Davel, PhoneTel, Davel Financing, the other Subsidiaries of Davel named therein, the Davel Lenders and the PhoneTel Lenders, the Davel Lenders have agreed to exchange that portion of Davel's outstanding consolidated senior indebtedness (other than any secured indebtedness outstanding under the 2002 Credit Facility) in excess of $63.5 million in the aggregate (all of which $63.5 million will constitute principal and not accrued interest and thereafter consist of two tranches of $31.75 million each bearing such terms and conditions as are set forth in the Exchange Agreement) in return for all of the outstanding shares of D Sub's Common Stock, no par value per share (the "D Sub Stock").

                  Section 1.04 Changes to Davel Equity Capitalization. As contemplated in Section 2.1 of the Exchange Agreement, Davel shall, in accordance with Article III below, issue to the Davel Lenders in the Davel Merger 380,612,730 shares of Davel Common Stock.

                                   ARTICLE II

                               THE PHONETEL MERGER

                  Section 2.01 Effectuation of the PhoneTel Merger.

                           (a) On the terms and subject to the conditions
hereof, on the Closing Date, the parties shall effect the PhoneTel Merger, pursuant to which P Sub shall be merged with and into PhoneTel in accordance with the provisions of Section 1701.78 of the Ohio General Corporation Law ("Ohio Law"), whereupon the separate corporate existence of P Sub shall cease, and PhoneTel shall be the surviving corporation (the "Surviving Corporation"), with all of its outstanding capital stock then being held by Davel Financing.

                           (b) On the Closing Date, in order to effectuate the
PhoneTel Merger, PhoneTel and P Sub shall file a certificate of merger with the Secretary of State of the State of Ohio (the "PhoneTel Certificate of Merger") and make all other filings or recordings required by Ohio Law in connection with the PhoneTel Merger. The PhoneTel Merger shall become effective at 5:00 p.m., E.S.T., on the Closing Date, which time shall be specified as the effective time on the PhoneTel Certificate of Merger (the "PhoneTel Effective Time").

                           (c) From and after the PhoneTel Effective Time, the
Surviving Corporation shall possess all of the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of PhoneTel and P Sub, all as provided under Ohio Law.

                  Section 2.02 Conversion of PhoneTel Shares.

                           (a) At the PhoneTel Effective Time and by virtue of
the PhoneTel Merger and without any action on the part of the holders thereof:

                                    (i) each share of common stock, par value
         $0.01 per share, of PhoneTel ("PhoneTel Common Stock") held by PhoneTel as treasury stock, or owned by Davel or any Davel Subsidiary, if any, immediately prior to the PhoneTel Effective Time shall be canceled, and no payment shall be made with respect thereto; provided, however, that any shares of PhoneTel Common Stock as to which PhoneTel or any PhoneTel

         Subsidiary is or may be required to act as a fiduciary or in a similar capacity shall not be canceled but, instead, shall be treated as set forth in Section 2.02(a)(iii) below;

                                    (ii) each share of capital stock of P Sub
         outstanding immediately prior to the PhoneTel Effective Time shall be converted into and become one share of capital stock of the Surviving Corporation with the same rights and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                                    (iii) subject to Sections 2.03(e) and 2.06
         hereof, each share of PhoneTel Common Stock outstanding immediately prior to the PhoneTel Effective Time shall, except as otherwise provided in clause (i) of this subsection, be converted into the right to receive 1.8233 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $.01 per share (the "Davel Common Stock"), of Davel (the "PhoneTel Merger Consideration"). As of the PhoneTel Effective Time, all such shares of PhoneTel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such PhoneTel Common Stock shall cease to have any rights with respect thereto, except the right to receive the PhoneTel Merger Consideration and any cash in lieu of fractional shares of Davel Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03(e) hereof, without interest.

                  Section 2.03 Exchange of PhoneTel Shares.

                           (a) Prior to the PhoneTel Effective Time, Davel shall
enter into an agreement (the "Exchange Agent Agreement") with ChaseMellon Shareholder Services, L.L.C., as exchange agent for the PhoneTel Merger, which shall provide that, in addition to the matters described in Section 3.03 below, Davel shall deposit with the Exchange Agent prior to the PhoneTel Effective Time, for the benefit of the holders of shares of PhoneTel Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Davel Common Stock issuable pursuant to
Section 2.02 hereof in exchange for outstanding shares of PhoneTel Common Stock (such shares of Davel Common Stock, together with any dividends or distributions with respect thereto payable to such holder in accordance with Section 2.03(c) hereof, and any cash payable in lieu of any fractional shares of Davel Common Stock in accordance with Section 2.03(e) hereof, being herein referred to as the "PhoneTel Exchange Fund").

                           (b) As soon as reasonably practicable after the
PhoneTel Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the PhoneTel Effective Time represented outstanding shares of PhoneTel Common Stock (the "PhoneTel Certificates") whose shares of PhoneTel Common Stock were converted into the right to receive the PhoneTel Merger Consideration pursuant to Section
2.02 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the PhoneTel Certificates shall pass, only upon delivery of the PhoneTel Certificates to the Exchange Agent and shall be in such form and have such other provisions typical in transactions of this type as Davel may reasonably specify) and (ii) instructions for use in surrendering the PhoneTel

Certificates, if in physical form, in exchange for the PhoneTel Merger Consideration, as applicable. Upon surrender of a PhoneTel Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such PhoneTel Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Davel Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, any dividends or other distributions with respect thereto payable to such holder in accordance with Section 2.03(c) hereof and any cash payable in lieu of any fractional share of Davel Common Stock in accordance with Section 2.03(e) hereof, and the PhoneTel Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of PhoneTel Common Stock which is not registered in the transfer records of PhoneTel, a certificate representing the proper number of shares of Davel Common Stock may be issued to a person other than the person in whose name the PhoneTel Certificate so surrendered is registered if such PhoneTel Certificate, if in physical form, is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Davel Common Stock to a person other than the registered holder of such PhoneTel Certificate or establishes to the satisfaction of Davel that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03, each PhoneTel Certificate shall be deemed at any time after the PhoneTel Effective Time to represent only the right to receive upon such surrender that number of whole shares of Davel Common Stock which the holder thereof has the right to receive pursuant to the provisions of this Article II, any dividends or other distributions payable to the holder thereof in accordance with Section 2.03(c) hereof and cash in lieu of any fractional share of Davel Common Stock in accordance with Section 2.03(e) hereof. No interest shall be paid or shall accrue on any cash payable to holders of PhoneTel Certificates pursuant to the provisions of this Article II.

                           (c) No dividends or other distributions with respect
to Davel Common Stock with a record date after the PhoneTel Effective Time shall be paid to the holder of any unsurrendered PhoneTel Certificate, if in physical form, with respect to the shares of Davel Common Stock obtainable upon surrender thereof, and no cash payment in lieu of a fractional share of Davel Common Stock shall be paid to any such holder pursuant to Section 2.03(e) hereof, in each case until the surrender of such PhoneTel Certificate in accordance with this
Article II, and all such dividends, other distributions and cash in lieu of fractional shares of Davel Common Stock shall be paid by Davel to the Exchange Agent and shall be included in the PhoneTel Exchange Fund only after a proper surrender of the PhoneTel Certificate has been made. Subject to the effect of applicable escheat or similar laws, following surrender of any such PhoneTel Certificate, there shall be paid to the holder of the certificate representing whole shares of Davel Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the PhoneTel Effective Time theretofore paid with respect to such whole shares of Davel Common Stock, and the amount of any cash payable in lieu of a fractional share of Davel Common Stock to which such holder is entitled pursuant to Section 2.03(e) hereof, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the PhoneTel Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Davel Common Stock.

                           (d) All shares of Davel Common Stock issued upon the
surrender for exchange of PhoneTel Certificates in accordance with the terms of this Article II (including any cash paid in lieu of fractional shares of Davel Common Stock pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to PhoneTel Common Stock theretofore represented by such PhoneTel Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the PhoneTel Effective Time which may have been declared or made by PhoneTel on such shares of PhoneTel Common Stock which remain unpaid at the PhoneTel Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of PhoneTel Common Stock which were outstanding immediately prior to the PhoneTel Effective Time. If, after the PhoneTel Effective Time, PhoneTel Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                           (e) No certificates or scrip representing fractional
shares of Davel Common Stock shall be issued upon the surrender for exchange of PhoneTel Certificates, no dividend or distribution of Davel shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Davel.

                                    (i) Davel shall pay or cause to be paid to
         each former holder of PhoneTel Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of PhoneTel Common Stock held at the PhoneTel Effective Time by such holder) would otherwise be entitled by (B) the average of the closing bid prices on the Nasdaq OTC market during the ten consecutive Trading Days ending on the second Trading Day prior to the date of the PhoneTel Stockholders Meeting. For purposes of this Agreement, "Trading Day" shall mean any day on which the Nasdaq OTC market is open for trading.

                                    (ii) As soon as practicable after the
         determination of the amount of cash, if any, to be paid to holders of PhoneTel Certificates formerly representing PhoneTel Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of PhoneTel Certificates formerly representing shares of PhoneTel Common Stock subject to and in accordance with the terms of Section 2.03(c) hereof.

                           (f) Any portion of the PhoneTel Exchange Fund which
remains undistributed to the holders of PhoneTel Certificates six months after the Closing Date shall be delivered to Davel, upon demand, and any holders of the PhoneTel Certificates who have not theretofore surrendered their PhoneTel Certificates in accordance with this Article II shall thereafter look only to Davel for payment of their claims for PhoneTel Merger Consideration, any dividends or distributions with respect to Davel Common Stock, as applicable, and any cash in lieu of fractional shares of Davel Common Stock.

                           (g) None of Davel, PhoneTel or the Exchange Agent
shall be liable to any person in respect of any shares of Davel Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares of Davel Common Stock, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any PhoneTel Certificate in physical form shall not have been surrendered prior to the date on which any PhoneTel Merger Consideration, any dividends or distributions payable to the holder of such PhoneTel Certificate or any cash payable to the holder of such PhoneTel Certificate formerly representing PhoneTel Common Stock pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity, any such PhoneTel Merger Consideration, dividends or distributions in respect of such PhoneTel Certificate or any such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                           (h) The Exchange Agent shall invest any cash included
in the PhoneTel Exchange Fund in investment grade securities or U.S. government obligations, as directed by Davel, on a daily basis. Any interest and other income resulting from such investments shall be paid to Davel.

                           (i) If any PhoneTel Certificate in physical form
shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such PhoneTel Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such PhoneTel Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed PhoneTel Certificate the PhoneTel Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Davel Common Stock deliverable in respect thereof and any cash in lieu of any fractional share, in each case, due to such person pursuant to this Agreement.

                  Section 2.04 Certain PhoneTel Adjustments. If, after the date hereof and on or prior to the PhoneTel Effective Time, the outstanding shares of Davel Common Stock or PhoneTel Common Stock shall (other than as contemplated by
Article I hereof) be changed into a different number, class or series of shares or any other security by reason of any reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Exchange Ratio (and/or the security or securities to be issued to the holders of PhoneTel Common Stock) shall be appropriately adjusted to provide the effects contemplated by this Agreement prior to such reclassification, recapitalization, reorganization, merger, business combination, split-up, stock split, combination, exchange or dividend or similar event.

                  Section 2.05 Stock Options and Warrants.

                           (a) As of the PhoneTel Effective Time, (i) each
outstanding option to purchase PhoneTel Common Stock (collectively, the "PhoneTel Options") shall be converted into an option (an "Adjusted PhoneTel Option") to purchase the number of shares of Davel Common Stock equal to the number of shares of PhoneTel Common Stock subject to such options immediately prior to the PhoneTel Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Davel Common Stock), at an exercise price per share equal to the exercise price for each such share of PhoneTel Common Stock subject to such option divided by the Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to PhoneTel shall be deemed to refer to Davel, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code shall be effected so as not to constitute a modification, extension or renewal of such option under Section 424(a) of the Code, (ii) Davel shall assume the obligations of PhoneTel under the PhoneTel Options, (iii) each outstanding warrant to purchase PhoneTel Common Stock (the "PhoneTel Warrants") shall be converted into a warrant (an "Adjusted PhoneTel Warrant") to purchase the number of shares of Davel Common Stock equal to the number of shares of PhoneTel Common Stock subject to such PhoneTel Warrants immediately prior to the PhoneTel Effective Time multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Davel Common Stock), at an exercise price per share equal to the exercise price for each such share of PhoneTel Common Stock subject to such PhoneTel Warrant divided by the Exchange Ratio (rounded to the nearest whole cent), and all references in each such PhoneTel Warrant to PhoneTel shall be deemed to refer to Davel, where appropriate and (iv) Davel shall assume the obligations of PhoneTel under the PhoneTel Warrants. The other terms of each Adjusted PhoneTel Option and Adjusted PhoneTel Warrant, and the plans or agreements under which they were issued, if any, shall continue to apply in accordance with their terms. The date of grant of each Adjusted PhoneTel Option and Adjusted PhoneTel Warrant shall be the date on which the corresponding PhoneTel Option or PhoneTel Warrant was granted.

                           (b) PhoneTel and Davel agree that each of the
applicable PhoneTel equity-based compensation plans (the "PhoneTel Stock Option Plans"), programs or agreements and each of the applicable Davel equity-based compensation plans (the "Davel Stock Option Plans") shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, without limitation, the conversion of each share of PhoneTel Common Stock held or to be awarded or paid pursuant to such plans, programs or agreements into shares of Davel Common Stock on a basis consistent with the transactions contemplated by this Agreement. PhoneTel and Davel shall submit such amendments to the Davel Stock Option Plans or such PhoneTel Stock Option Plans, programs or agreements to their respective stockholders, if such submission is determined to be necessary by counsel to PhoneTel or Davel after consultation with one another to preserve the benefits of the PhoneTel Options; provided, however, that such approval shall not be a condition to the consummation of the Transactions. No options or other awards shall have been made under any Davel Stock Option Plan, including the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan (in accordance with the following sentence, the "New Plan"), or any PhoneTel Stock Option Plan at or prior to the PhoneTel Effective Time. Pursuant to Section 7.05 below, the New Plan shall be amended, as of the PhoneTel Effective Time, in substantially the form attached hereto as Exhibit C (the "Amended Plan") to increase the number of options reserved and available for grant under such plan, as necessary to permit four percent (4%) of the shares of Davel Common Stock outstanding immediately after the PhoneTel Effective Time, on a fully-diluted basis, and including all shares reserved for grant under the Amended Plan.

                           (c) As of the PhoneTel Effective Time, Davel shall
(i) reserve for issuance the number of shares of Davel Common Stock that shall become subject to the Adjusted PhoneTel

Warrants and Adjusted PhoneTel Options and (ii) issue or cause to be issued the appropriate number of shares of Davel Common Stock pursuant to the Adjusted PhoneTel Warrants and Adjusted PhoneTel Options, upon the exercise or maturation of rights existing thereunder on the PhoneTel Effective Time or as thereafter granted or awarded. No later than the PhoneTel Effective Time, Davel shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Davel Common Stock necessary to fulfill Davel's obligations under this Section 2.05. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained), if then required by the SEC, for at least as long as any Adjusted PhoneTel Options remain outstanding.

                           (d) As soon as practicable after the PhoneTel
Effective Time, Davel shall deliver to the holders of PhoneTel Options and PhoneTel Warrants appropriate notices setting forth (i) such holders' rights pursuant to the respective plans and agreements evidencing the grants of the related PhoneTel Options and PhoneTel Warrants, (ii) the number of Shares of Davel Common Stock for which such holder's Adjusted PhoneTel Options or Adjusted PhoneTel Warrants are then exercisable and the exercise price therefor, and
(iii) that such PhoneTel Options and PhoneTel Warrants and the related plans, programs and agreements shall be assumed by Davel and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.05 after giving effect to the PhoneTel Merger).

                  Section 2.06 Dissenter's Rights.

                           (a) Any PhoneTel Common Stock as to which dissenting
shareholders' rights are perfected under Sections 1701.84 and 1701.85 of the Ohio Law ("Dissenting Shares") shall not be converted into or represent a right to receive the PhoneTel Merger Consideration. Holders of Dissenting Shares shall be entitled only to the rights of a dissenting shareholder under Section 1701.85 of the Ohio Law, and such PhoneTel Common Stock shall be canceled and retired and shall cease to exist.

                           (b) If the rights of any holder who has made a demand
for dissenting shareholders' rights under Section 1701.85 of the Ohio Law are terminated for any reason other than the purchase by the Surviving Corporation or Davel of the PhoneTel Common Stock subject to the demand, the shares subject to the demand shall be converted into and represent only the right to receive the PhoneTel Merger Consideration, without interest thereon, upon surrender of the certificates representing the shares, and such shares shall be canceled and retired and shall cease to exist.

                           (c) PhoneTel shall give Davel (i) prompt notice and
copies of any demands for dissenting shareholders' rights under Sections 1701.84 and 1701.85 of the Ohio Law and of any withdrawals of any such demands and (ii) the right to direct all negotiations and proceedings with respect to any such demands. PhoneTel shall not, except with the prior written consent of Davel, voluntarily make any payment with respect to any such demands or any offer to settle any such demands and PhoneTel's board of directors shall not waive any failure by any dissenting shareholder to comply with Section 1701.85 of the Ohio Law.

                  Section 2.07 PhoneTel Articles of Incorporation. The articles of incorporation of P Sub in effect at the PhoneTel Effective Time shall, without further action, become (and shall be specified by the PhoneTel Certificate of Merger to be) the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "PhoneTel Technologies, Inc."

                  Section 2.08 PhoneTel Code of Regulations. The code of regulations of P Sub in effect at the PhoneTel Effective Time shall, without further action, become (and shall be specified by the PhoneTel Certificate of Merger to be) the code of regulations of the Surviving Corporation until amended in accordance with applicable law.

                  Section 2.09 Directors and Officers. From and after the PhoneTel Effective Time, until successors are duly elected or appointed in accordance with applicable law, (a) the directors of P Sub at the PhoneTel Effective Time shall constitute all of the directors of the Surviving Corporation, and (b) the officers of PhoneTel at the PhoneTel Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE III

                                THE DAVEL MERGER

                  Section 3.01 Effectuation of Davel Merger.

                           (a) On the terms and subject to the conditions
hereof, on the Closing Date, the parties shall effect the Davel Merger, pursuant to which D Sub shall be merged with and into Davel Financing in accordance with the Delaware General Corporation Law ("Delaware Law") and with the Delaware Limited Liability Company Act ("Delaware LLC Act"), whereupon the separate corporate existence of D Sub shall cease, and Davel Financing shall be the surviving company (the "Davel Financing Surviving Company"), with all of its outstanding membership interests then being held by Davel.

                           (b) On the Closing Date, in order to effectuate the
Davel Merger, Davel Financing and D Sub shall file a certificate of merger with the Secretary of State of the State of Delaware (the "Davel Financing Certificate of Merger") and make all other filings or recordings required by the Delaware Law and Delaware LLC Act in connection with the Davel Merger. The Davel Merger shall become effective at 4:59 p.m., E.S.T., on the Closing Date, which time shall be specified as the effective time on the Davel Financing Certificate of Merger (the "Davel Effective Time").

                           (c) From and after the Davel Effective Time, the
Davel Financing Surviving Company shall possess all of the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of Davel Financing, all as provided by the Delaware Law and Delaware LLC Act.

                  Section 3.02 Conversion of D Sub Shares. At the Davel Effective Time, by virtue of the Davel Merger and without any action on the part of the holders thereof, each share (and each fractional share) of D Sub Stock outstanding immediately prior to the Davel Effective Time shall be converted into the right to receive fully paid and nonassessable shares of Davel Common Stock (the "Davel Merger Consideration") in the ratio of 380,612.73 shares of Davel Common Stock to each share of D Sub Stock (provided that, notwithstanding the foregoing conversion ratio, to the extent that the application of such conversion ratio to any holder of D Sub Stock would (after aggregating all such shares, and fractions thereof, then held by such holder and being so converted) result in such holder being entitled to receive a fractional share of Davel Common Stock, then such holder shall be entitled (a) to receive only the highest whole number of shares to which such holder would be entitled (and such fractional share shall not be issued or paid to such holder in any other form) in the case in which such fractional share constitutes less than one-half (1/2) of a share) or (b) to receive the sum of the highest whole number of shares to which such holder would be entitled plus one additional share (and such fractional share shall not be issued or paid to such holder in any other form) in the case in which such fractional share constitutes one-half (1/2) or more of a share). Each such share (and fractional share) of D Sub Stock so converted shall cease to be outstanding (and shall automatically be canceled and retired and shall cease to exist), and each holder of a certificate representing any such shares, or fractions thereof, of D Sub Stock shall cease to have any rights with respect thereto, except the right to receive the Davel Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 3.03 hereof, without interest.

                  Section 3.03 Exchange of Davel Shares.

                           (a) Pursuant to the Exchange Agent Agreement, Davel
shall deposit with the Exchange Agent prior to the Davel Effective Time, for the benefit of the holders of shares of D Sub Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the shares of Davel Common Stock issuable pursuant to Section 3.02 hereof in exchange for outstanding shares, or fractions thereof, of D Sub Stock (such shares of Davel Common Stock, together with any dividends or distributions with respect thereto payable to such holder in accordance with Section 3.03(c) hereof being herein referred to as the "Davel Exchange Fund").

                           (b) As soon as reasonably practicable after the Davel
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Davel Effective Time represented outstanding shares of D Sub Stock (including any book entry in lieu thereof, the "D Sub Certificates") whose shares of D Sub Stock, or fractions thereof, were converted into the right to receive the Davel Merger Consideration pursuant to Section 3.02 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the D Sub Certificates shall pass, only upon, if applicable, delivery of the D Sub Certificates to the Exchange Agent and shall be in such form and have such other provisions typical in transactions of this type as Davel may reasonably specify) and (ii) instructions for use in surrendering the D Sub Certificates, if in physical form, in exchange for the Davel Merger Consideration, as applicable. Upon surrender of a D Sub Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such D Sub Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Davel Common Stock which such holder has the right to receive pursuant to the provisions of this Section 3.02 hereof, together with any dividends or other distributions with respect thereto payable to such holder in accordance with
Section 3.03(c) hereof, and each D Sub Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of D Sub Stock, or fractions thereof, which is not registered in the transfer records of D Sub, a certificate representing the proper number of shares of Davel Common Stock may be issued to a person other than the person in whose name the D Sub Certificate so surrendered is registered if such D Sub Certificate, if in physical form, is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of shares of Davel Common Stock to a person other than the registered holder of such D Sub Certificate or establishes to the satisfaction of Davel that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each D Sub Certificate shall be deemed at any time after the Davel Effective Time to represent only the right to receive upon such surrender that number of shares of Davel Common Stock which the holder thereof has the right to receive pursuant to the provisions of this
Article III and any dividends or other distributions payable to the holder thereof in accordance with Section 3.03(c) hereof. No interest shall be paid or shall accrue on any cash payable to holders of D Sub Certificates pursuant to the provisions of this Article III.

                           (c) No dividends or other distributions with respect
to D Sub Stock with a record date after the Davel Effective Time shall be paid to the holder of any unsurrendered D Sub Certificate, if in physical form, with respect to the shares of D Sub Stock represented thereby, and all such dividends and other distributions shall be paid by Davel to the Exchange Agent and shall be included in the Davel Exchange Fund, in each case, until the surrender of such D Sub Certificate in accordance with this Article III. Subject to the effect of applicable escheat or similar laws, following surrender of any such D Sub Certificate, there shall be paid to the holder of the certificate representing shares of Davel Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Davel Effective Time theretofore paid with respect to such whole shares of Davel Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Davel Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Davel Common Stock.

                           (d) All shares of Davel Common Stock issued upon the
surrender for exchange of D Sub Certificates in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to shares (or fractional shares) of D Sub Stock theretofore represented by such D Sub Certificates, subject, however, to the Davel Financing Surviving Company's obligation to pay any dividends or make any other distributions with a record date prior to the Davel Effective Time which may have been declared or made by Davel Financing on such shares, or fractional shares, of D Sub Stock which remain unpaid at the Davel Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Davel Financing Surviving Company of D Sub Stock which were outstanding immediately prior to the Davel Effective Time. If, after the Davel Effective Time, D Sub Certificates are presented to the Davel Financing Surviving Company or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

                           (e) Any portion of the Davel Exchange Fund which
remains undistributed to the holders of the D Sub Certificates six months after the Closing Date shall be delivered to Davel, upon demand, and any holders of the D Sub Certificates who have not theretofore surrendered their D Sub Certificates in accordance with this Article III shall thereafter look only to Davel for payment of their claims for Davel Merger Consideration and any dividends or distributions with respect to Davel Common Stock.

                           (f) None of Davel, D Sub or the Exchange Agent shall
be liable to any person in respect of any shares of Davel Common Stock, any dividends or distributions with respect thereto, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any D Sub Certificate in physical form shall not have been surrendered prior to the date on which any Davel Merger Consideration, any dividends or distributions payable to the holder of such D Sub Certificate or any cash payable to the holder of such D Sub Certificate formerly representing D Sub Stock pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity, any such Davel Merger Consideration, dividends or distributions in respect of such D Sub Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Davel Financing Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.

                           (g) The Exchange Agent shall invest any cash included
in the Davel Exchange Fund, as directed by Davel, on a daily basis. Any interest and other income resulting from such investments shall be paid to Davel.

                           (h) If any D Sub Certificate in physical form shall
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such D Sub Certificate to be lost, stolen or destroyed and, if required by Davel, the posting by such person of a bond in such reasonable amount as Davel may direct as indemnity against any claim that may be made against it with respect to such D Sub Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed D Sub Certificate the Davel Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Davel Common Stock deliverable in respect thereof, in each case, due to such person pursuant to this Agreement.

                  Section 3.04 Davel Financing Surviving Company Certificate of Formation. The certificate of formation of Davel Financing in effect at the Davel Effective Time shall continue to be the certificate of formation of the Davel Financing Surviving Company until amended in accordance with applicable law.

                  Section 3.05 Davel Financing Surviving Company Limited Liability Company Agreement. The limited liability company agreement of Davel Financing in effect at the Davel Effective Time shall continue to be the limited liability company agreement of the Davel Financing Surviving Company until amended in accordance with applicable law.

                  Section 3.06 Davel Financing Surviving Company Sole Managing Member. From and after the Davel Effective Time, until successors are duly elected or appointed in accordance with applicable law, the sole managing member of Davel Financing at the Davel Effective Time shall continue to be the sole managing member of the Davel Financing Surviving Company.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PHONETEL

                  PhoneTel represents and warrants to Davel that:

                  Section 4.01 Corporate Organization. PhoneTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 4.01 of the disclosure letter delivered by PhoneTel to Davel with the execution of this Agreement (the "PhoneTel Disclosure Letter"), PhoneTel is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a PhoneTel Material Adverse Effect. As used herein, "PhoneTel Material Adverse Effect" shall mean a material adverse effect on the ability of PhoneTel to consummate the Transactions or, as a result of any event, change, circumstance or effect arising from or having an impact on PhoneTel's business, assets, financial condition or results of operations, a material adverse effect on the ability of Davel and its stockholders to realize substantially all of the benefits of the Transactions.

                  Section 4.02 Authorization. PhoneTel has the necessary corporate power and authority to enter into this Agreement and, subject to the approval of the Transactions, including, but not limited to, the PhoneTel Restructuring, the PhoneTel Merger and this Agreement (and the transactions and amendments, if any, to its charter documents contemplated hereby) by the affirmative vote of the holders of a majority of the outstanding shares of PhoneTel Common Stock on the applicable record date at the PhoneTel Stockholders Meeting ("PhoneTel Stockholder Approval"), to carry out its obligations hereunder. The execution and delivery of this Agreement by PhoneTel, the performance by PhoneTel of its obligations hereunder and the consummation by PhoneTel of the Transactions have been duly and validly authorized by PhoneTel's Board of Directors, have been unanimously approved by the PhoneTel Board of Directors prior to Davel becoming an "interested shareholder" (as defined in Section 1704.01(C)(8) of Ohio Law) and have been approved by PhoneTel's Board of Directors as otherwise required by PhoneTel's articles of incorporation. Except for PhoneTel Stockholder Approval, no other corporate proceeding on the part of PhoneTel is necessary for the execution and delivery of this Agreement by PhoneTel, the performance by PhoneTel of its obligations hereunder or the consummation by PhoneTel of the Transactions. This Agreement has been duly and validly executed and delivered by PhoneTel and is a legal, valid and binding obligation of PhoneTel, enforceable against PhoneTel in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

                  Section 4.03 Capital Stock. The authorized capital stock of PhoneTel consists of 45,000,000 shares of PhoneTel Common Stock, of which 10,189,684 shares were issued and outstanding and no shares are held in PhoneTel's treasury. All of the outstanding shares of capital stock of PhoneTel have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except for (i) options to acquire up to 345,000 shares of PhoneTel Common Stock and (ii) warrants to acquire up to 1,077,024 shares of PhoneTel Common Stock, there are no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating PhoneTel to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock. Section 4.03 of PhoneTel's Disclosure Letter sets forth a list of each PhoneTel Option and PhoneTel Warrant to issue shares of PhoneTel Common Stock outstanding on the date hereof, together with each such option or warrant's term, exercise price, the number of shares subject thereto and, as applicable, the name of the PhoneTel Stock Option Plan under which such PhoneTel Option or PhoneTel Warrant was granted.

                  Section 4.04 Subsidiaries. Section 4.04 of the PhoneTel Disclosure Letter lists all direct and indirect subsidiaries of PhoneTel (each, a "PhoneTel Subsidiary" and, collectively, the "PhoneTel Subsidiaries"). Except for the PhoneTel Subsidiaries and as listed in Section 4.04 of the PhoneTel Disclosure Letter, PhoneTel does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each PhoneTel Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 4.04 of the PhoneTel Disclosure Letter, each PhoneTel Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a PhoneTel Material Adverse Effect. Except as set forth in
Section 4.04 of the PhoneTel Disclosure Letter, all outstanding shares of capital stock of each PhoneTel Subsidiary are validly issued, fully paid and nonassessable and are owned by PhoneTel or another PhoneTel Subsidiary free and clear of any liens, claims or encumbrances.

                  Section 4.05 Consents and Approvals; No Violation. Except as set forth in Section 4.05 of the PhoneTel Disclosure Letter and except for (a) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), including the filing with and clearing by the SEC of a joint proxy statement relating to the PhoneTel Stockholders Meeting and the Davel Stockholders Meeting, as amended or supplemented from time to time (the "Proxy Statement"), (b) the filing of the PhoneTel Certificate of Merger as required by Ohio Law, (c) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transactions, (d) filings with the SEC with respect to the deregistration of the shares of PhoneTel Common Stock and (e) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required by state public utility or public service commissions or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of, any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") is necessary for the consummation by PhoneTel of the Transactions. Neither the execution and delivery of this Agreement by PhoneTel nor the consummation by PhoneTel of the Transactions, nor compliance by PhoneTel with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the articles of incorporation or bylaws, or comparable organizational documents, of PhoneTel or any PhoneTel Subsidiary,
(ii) except as set forth in Section 4.05 of the PhoneTel Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PhoneTel or any PhoneTel Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or, (iii) subject to the governmental filings and other matters referred to above in this Section 4.05, violate any Federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to PhoneTel, any PhoneTel Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a PhoneTel Material Adverse Effect or impair materially PhoneTel's ability to perform its obligations hereunder or prevent or materially delay the consummation of the Transactions. The Ohio Control Share Acquisition Act (Section 1701.831 et seq. of the Ohio Law) does not apply to the execution and delivery of this Agreement or the consummation of the Transactions.

                  Section 4.06 SEC Reports and Financial Statements.

                           (a) Since November 17, 1999, PhoneTel has filed all
required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act (hereinafter collectively referred to as the "PhoneTel Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

                           (b) None of the PhoneTel Reports, including, without
limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) The consolidated balance sheets and the related
consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of PhoneTel and the PhoneTel Subsidiaries included in the financial statements contained in PhoneTel's Annual Report on Form 10-K for the year ended December 31, 2000 (the "PhoneTel 10-K") and in PhoneTel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 present fairly the consolidated financial position of PhoneTel and the PhoneTel Subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein, and subject in the case of unaudited interim financial statements to normal year-end audit adjustments and the absence of footnotes.

                  Section 4.07 Absence of Undisclosed Liabilities. Neither PhoneTel nor any PhoneTel Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of PhoneTel and the PhoneTel Subsidiaries as of December 31, 2000 or reflected in the notes thereto, (b) liabilities incurred since December 31, 2000 in the ordinary course of business, (c) liabilities disclosed in Section 4.07 of the PhoneTel Disclosure Letter, (d) any liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a PhoneTel Material Adverse Effect or (e) liabilities relating to or arising from the Servicing Agreement or PhoneTel's performance thereof.

                  Section 4.08 Changes. Since the date of the PhoneTel 10-K, and except as set forth in the PhoneTel Reports filed prior to the date of this Agreement (as amended to the date hereof, the "Filed PhoneTel Reports"), and except as otherwise disclosed in Section 4.08 of the PhoneTel Disclosure Letter or as otherwise provided by this Agreement:

                           (a) there has been no PhoneTel Material Adverse
Effect;

                           (b) except as expressly permitted or otherwise
contemplated by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of PhoneTel's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by PhoneTel in respect of PhoneTel's capital stock, or any issuance of any shares of capital stock of PhoneTel (other than pursuant to the exercise of options and warrants pursuant to their terms), or any granting to any person of any option to purchase or other right to acquire shares of capital stock of PhoneTel or any stock split or other change in PhoneTel's capitalization, or any repricing or other modification to the terms of any such option or right to acquire;

                           (c) neither PhoneTel nor any PhoneTel Subsidiary has
entered into or agreed to enter into any new or amended contract with any labor unions representing employees of PhoneTel or any PhoneTel Subsidiary;

                           (d) neither PhoneTel nor any PhoneTel Subsidiary has
entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity;

                           (e) neither PhoneTel nor any PhoneTel Subsidiary has
(i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulation or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans; and

                           (f) neither PhoneTel nor any PhoneTel Subsidiary has
made any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business.

                  Section 4.09 Investigations; Litigation.

                           (a) Except as described in Section 4.09(a) of the
PhoneTel Disclosure Letter, there are no pending or, to the knowledge of PhoneTel, threatened investigations, reviews or inquiries by any Governmental Entity with respect to PhoneTel or any PhoneTel Subsidiary or with respect to the activities of any officer, director or, to the knowledge of PhoneTel, employee of PhoneTel (an "Investigation"), other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect. For the purpose of this Agreement, "knowledge of PhoneTel" shall be deemed to mean the actual knowledge, after reasonable inquiry, of John D. Chichester or Richard P. Kebert.

                           (b) Except as described in Section 4.09(b) of the
PhoneTel Disclosure Letter, (i) there are no actions or proceedings pending or, to the knowledge of PhoneTel, threatened against PhoneTel or any PhoneTel Subsidiary before any court or before any administrative agency or administrative officer or executive, whether Federal, state, local or foreign, which seek to enjoin the PhoneTel Merger or which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against PhoneTel or any PhoneTel Subsidiary that, individually or in the aggregate, would reasonably be expected to have a PhoneTel Material Adverse Effect, (iii) neither PhoneTel nor any PhoneTel Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any Federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, which violations, individually or in the aggregate, would reasonably be expected to have a PhoneTel Material Adverse Effect; and (iv) there are no actions pending or, to the knowledge of PhoneTel, threatened against the directors or any director of PhoneTel alleging a breach of such directors' or director's fiduciary duties (except such actions which may arise as a result of the Transactions).

                  Section 4.10 Contracts and Commitments.

                           (a) Except as are attached as exhibits to any Filed
PhoneTel Report or as set forth in Section 4.10 of the PhoneTel Disclosure Letter, PhoneTel is not, nor is any PhoneTel Subsidiary, with respect to its business, a party to any contracts or agreements (other than site location agreements between PhoneTel or a PhoneTel Subsidiary (the "PhoneTel Site Location Agreements") and location providers (the "Location Owners")) that are material to the business, properties, assets or financial condition of PhoneTel and the PhoneTel Subsidiaries, either individually or taken as a whole (together with all amendments, exhibits, attachments, waivers or other changes thereto, the "PhoneTel Contracts").

                           (b) PhoneTel has supplied or made available to Davel
valid copies of all PhoneTel Contracts and PhoneTel Site Location Agreements.

                           (c) Since January 1, 2001, except as set forth in
Section 4.10 of the PhoneTel Disclosure Letter, PhoneTel has not altered its payment practices with regard to amounts payable to local exchange carriers in respect of payphone services or with regard to amounts payable to Location Owners in respect of commissions, which alteration would result in a material breach of the contractual duties of PhoneTel to such local exchange carriers in the aggregate or to such Location Owners in the aggregate.

                  Section 4.11 Environmental Matters. Except as described in the Filed PhoneTel Reports, (a) PhoneTel and each of the PhoneTel Subsidiaries are in compliance with all applicable Federal, state, local and foreign laws and regulations and all judicial and administrative orders and determinations relating to pollution or protection of the environment or of human health (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect, which compliance includes, but is not limited to, the possession by PhoneTel and each of the PhoneTel Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither PhoneTel nor any of the PhoneTel Subsidiaries has received written notice of, or, to the knowledge of PhoneTel, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect; and (c) there has not been by PhoneTel or any of the PhoneTel Subsidiaries any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current or, to the knowledge of PhoneTel, former properties or facilities or any current or, to the knowledge of PhoneTel, former offsite properties and facilities used in the business of PhoneTel or the PhoneTel Subsidiaries (in each case, other than properties or facilities where payphones are located pursuant to PhoneTel Site Location Agreements) in a manner or at levels that require or is reasonably likely to require investigation, removal or remediation under Environmental Laws that would, either individually or in the aggregate, reasonably be expected to have a PhoneTel Material Adverse Effect.

                  Section 4.12 Taxes. Each of PhoneTel and the PhoneTel Subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all materials respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a PhoneTel Material Adverse Effect. Each of PhoneTel and the PhoneTel Subsidiaries has timely paid (or PhoneTel has paid on its behalf) all taxes that have become due and payable, except to the extent the failure to pay such taxes individually or in the aggregate would not reasonably be expected to have a PhoneTel Material Adverse Effect, and the most recent financial statements contained in the PhoneTel Reports reflect an adequate provision in accordance with GAAP for all taxes payable by PhoneTel and the PhoneTel Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. No taxing authority has given written notice of any proposal, assertion or assessment of any tax deficiencies against PhoneTel or any of the PhoneTel Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a PhoneTel Material Adverse Effect. There is no action, suit, taxing authority proceeding or audit now in progress, pending, or, to the knowledge of PhoneTel, threatened against or with respect to PhoneTel or any of the PhoneTel Subsidiaries.

                  Section 4.13 Employment Agreements. Except as disclosed in
Section 4.13 of the PhoneTel Disclosure Letter, there are no employment, consulting, severance or indemnification contracts or agreements between PhoneTel or any PhoneTel Subsidiary, on the one hand, and any directors, officers or other employees of PhoneTel or any PhoneTel Subsidiary, on the other hand. PhoneTel is not a party to any collective bargaining agreement.

                  Section 4.14 Change of Control Provisions. Except as disclosed in Section 4.14 of the PhoneTel Disclosure Letter, none of the contracts or agreements set forth in Section 4.13 of the PhoneTel Disclosure Letter and none of PhoneTel's or any PhoneTel Subsidiary's employee benefit plans, programs or arrangements contains any provision that would become operative as the result of a change of control of PhoneTel or that would become operative as a result of the PhoneTel Merger or the Transactions.

                  Section 4.15 Employee Benefit Plans.

                           (a) Except as set forth in Section 4.15(a) of the
PhoneTel Disclosure Letter, all of the (i) Plans and (ii) other bonus, insurance, pension, profit sharing, retirement, health, and other benefit plans, stock option plans and stock purchase or ownership plans currently maintained by PhoneTel or any of the PhoneTel Subsidiaries or to which PhoneTel or any of the PhoneTel Subsidiaries is a party may be terminated by the Surviving Corporation following the PhoneTel Effective Time without financial penalty or premium and there shall be no obligation of the Surviving Corporation or Davel following the PhoneTel Effective Time to issue any shares of their respective capital stock pursuant to any of the foregoing or otherwise following the PhoneTel Effective Time. Except as set forth in Section 4.15(a) of the PhoneTel Disclosure Letter, no payment by PhoneTel or any of the PhoneTel Subsidiaries to any person (payable or distributable pursuant to the foregoing agreements and plans or this Agreement) shall be nondeductible by PhoneTel or any of the PhoneTel Subsidiaries for Federal income tax purposes because of Section 280G of the Code.

                           (b) Since December 31, 2000, all employee benefit
plans within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by PhoneTel or any of the PhoneTel Subsidiaries (collectively, the "Plans") are in material compliance with, and have been administered and operated in accordance with, the terms of such Plans and applicable law, and the Internal Revenue Service has determined that each such Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and that each related trust is exempt from tax under Section 501(a) of the Code. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Plan subject to Title IV of ERISA. No material liability under any statutes, orders, governmental rules or regulations applicable to any Plan, including, without limitation, ERISA and the Code, has been or may reasonably be expected to be incurred with respect to any Plan (other than liabilities for the payment of contributions and benefits in the ordinary course). No Plan has been terminated pursuant to Title IV of ERISA. No event has occurred and no condition exists with respect to any Plan which presents a risk of termination or partial termination of any Plan which could reasonably be anticipated to result in liability on the part of PhoneTel or any of the PhoneTel Subsidiaries. Full payment has been made, or provision has been made therefor, of all amounts which PhoneTel or any of the PhoneTel Subsidiaries were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither PhoneTel nor any of the PhoneTel Subsidiaries nor, to the knowledge of PhoneTel, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any nonexempt prohibited transactions in connection with any Plan (or its related trust) with respect to which PhoneTel, any of the PhoneTel Subsidiaries, or any officer, director, employee of PhoneTel or any of the PhoneTel Subsidiaries or, to the knowledge of PhoneTel, any trustee, administrator or other fiduciary of any Plan, would be subject to either a penalty pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code nor, to the knowledge of PhoneTel, shall the consummation of the Transactions constitute such a transaction. Except as disclosed in Section 4.15(b) of the PhoneTel Disclosure Letter, no claim, action or litigation, has been made, commenced or, to the knowledge of PhoneTel, threatened with respect to any Plan (other than claims for benefits made in the ordinary course). No Plan or related trust owns any securities in violation of
Section 407 of ERISA. No withdrawal by PhoneTel or any of the PhoneTel Subsidiaries, partial or complete, within the meaning of Title IV of ERISA, has occurred or may be reasonably expected to occur with respect to any Plan which is a multiemployer plan which would create a material liability not adequately reserved against by PhoneTel. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, the assets of such Plan available to meet the accrued liabilities of such Plan would exceed such liabilities, based on the actuarial assumptions used for plan termination. PhoneTel has paid, or has set up an adequate reserve for, all liabilities under each Plan.

                  Section 4.16 Licenses. PhoneTel and the PhoneTel Subsidiaries have obtained all permits, concessions, grants, franchises, licenses and other federal, state, local or foreign governmental authorizations and approvals (collectively, "Licenses") material, individually or in the aggregate, to the conduct of the business of PhoneTel and the PhoneTel Subsidiaries taken as a whole. All such Licenses are in full force and effect and, to the knowledge of PhoneTel, will not be impaired or adversely affected by the Transactions in a manner or to a degree that would reasonably be expected to have a PhoneTel Material Adverse Effect. There is not pending or, to the knowledge of PhoneTel, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth in Section 4.16 of the PhoneTel Disclosure Letter, no event under the control of PhoneTel has occurred that (whether with notice or lapse of time, or both) would reasonably be expected to result in a suspension or revocation of or failure to renew any of such Licenses, the loss of which would reasonably be expected to have a PhoneTel Material Adverse Effect.

                  Section 4.17 Real Estate Leases. Section 4.17 of the PhoneTel Disclosure Letter sets forth a list of (a) all leases and subleases under which PhoneTel and the PhoneTel Subsidiaries is lessor or lessee of any real property, together with all amendments, supplements, nondisturbance agreements and other agreements pertaining thereto, (b) all options held by PhoneTel and the PhoneTel Subsidiaries or contractual obligations on the part of PhoneTel and the PhoneTel Subsidiaries to purchase or acquire any interest in real property and (c) all options granted by PhoneTel and the PhoneTel Subsidiaries or contractual obligations on the part of PhoneTel and the PhoneTel Subsidiaries to sell or dispose of any interest in real property, in each case, other than

PhoneTel Site Location Agreements between PhoneTel or any of the PhoneTel Subsidiaries and Location Owners.

                  Section 4.18 Intellectual Property. All of the patents, registered trademarks, registered service marks, registered copyrights, applications for any of the foregoing and unregistered trademarks, service marks, copyrights, trade names and corporate names material to the conduct of the business of PhoneTel and the PhoneTel Subsidiaries (collectively, "Intellectual Property") are set forth in Section 4.18 of the PhoneTel Disclosure Letter. To the knowledge of PhoneTel and except as set forth in
Section 4.18 of the PhoneTel Disclosure Letter, (i) PhoneTel or one of the PhoneTel Subsidiaries owns and possesses all right, title and interest in and to, or possesses the valid right to use, the Intellectual Property; (ii) neither PhoneTel nor any PhoneTel Subsidiary has received any notice of any potential claim of any, infringement of or misappropriation from any third party with respect to any material item of Intellectual Property; (iii) each item of Intellectual Property is valid and enforceable; and (iv) neither PhoneTel nor any of the PhoneTel Subsidiaries is currently infringing and, except as set forth in Section 4.18 of the PhoneTel Disclosure Letter, has not infringed any intellectual property of any other person. To the knowledge of PhoneTel, the PhoneTel Merger and the Transactions will not impair any item of Intellectual Property.

                  Section 4.19 Compliance with Other Instruments and Laws. Except as set forth in Section 4.19 of the PhoneTel Disclosure Letter, neither PhoneTel nor any PhoneTel Subsidiary is in violation of any term of its articles of incorporation or code of regulations or comparable organizational documents, or in violation of any PhoneTel Contract or of any judgment, decree or order which names PhoneTel or any PhoneTel Subsidiary or in violation of any term of any other material instrument, contract or agreement (other than any PhoneTel Site Location Agreement) to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not reasonably be expected to have a PhoneTel Material Adverse Effect. Except as set forth in Section 4.19 of the PhoneTel Disclosure Letter, PhoneTel's and each PhoneTel Subsidiary's businesses are in compliance with all Federal, state, local and foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure to be in compliance would not reasonably be expected to have a PhoneTel Material Adverse Effect.

                  Section 4.20 Employees. Without limiting the generality of
Section 4.19 hereof, PhoneTel has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, civil rights, workers compensation, WARN statutes, severance, termination, record keeping, labor relations and family and/or medical leave and, to the knowledge of PhoneTel, it does not have any material labor relations problems (including, without limitation, actual or threatened strikes or work stoppages or material grievances).

                  Section 4.21 Information Supplied. None of the information supplied or to be supplied by PhoneTel for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Davel in connection with the issuance of Davel Common Stock in the Transactions (the "Form S-4") shall, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to PhoneTel's stockholders or at the time of the PhoneTel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by PhoneTel with respect to statements made or incorporated by reference therein based on information supplied by Davel for inclusion or incorporation by reference in the Proxy Statement.

                  Section 4.22 Certain Fees. Except in connection with the engagement of Ladenburg Thalmann & Co. Inc. and as otherwise set forth in
Section 4.22 of the PhoneTel Disclosure Letter, neither PhoneTel nor any PhoneTel Subsidiary has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the Transactions. The fees payable by PhoneTel to Ladenburg Thalmann & Co. Inc. in connection with the Transactions are set forth in Section
4.22 of the PhoneTel Disclosure Letter.

                  Section 4.23 Opinion of Financial Advisor. PhoneTel has received the opinion of Ladenburg Thalmann & Co. Inc., dated the date hereof, attached hereto as Exhibit E.

                  Section 4.24 Voting Requirements. Except as contemplated by
Article I hereof, PhoneTel Stockholder Approval is the only vote of the holders of any class or series of PhoneTel's capital stock necessary to adopt this Agreement and the PhoneTel Merger.

                  Section 4.25 State Takeover Statutes. The Board of Directors of PhoneTel has approved this Agreement and the consummation of the PhoneTel Merger and the Transactions, and such approval constitutes approval of the PhoneTel Merger by the Board of Directors of PhoneTel under the provisions of
Section 1704 of Ohio Law such that Section 1704 of Ohio Law does not apply to the Transactions. To the knowledge of PhoneTel, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or Federal law applicable to PhoneTel is applicable to the Transactions.

                  Section 4.26 Payphones. As of January 18, 2002, PhoneTel has good and marketable title to at least 29,987 installed payphones, all of which, except for those specifically described in Section 4.26 of the PhoneTel Disclosure Letter, are operational and which, except for those payphones further specifically described in Section 4.26 of the PhoneTel Disclosure Letter, are subject to enforceable PhoneTel Site Location Agreements. PhoneTel's good faith estimate of the average remaining term of the PhoneTel Site Location Agreements is 46 months.

                  Section 4.27 Average Net Revenue. The Average Net Revenue is at least $23.77 per payphone in operation by PhoneTel and the PhoneTel Subsidiaries as of the date hereof. For purposes of this Agreement, "Average Net Revenue" for such payphones shall mean the average of the monthly gross revenues (excluding dial-around compensation) minus telephone bills (including accrued sales tax but excluding operator service provider fees) and commissions for the 3 months prior to November 30, 2001.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF DAVEL

                  Davel represents and warrants to PhoneTel that:

                  Section 5.01 Corporate Organization. Each of Davel and P Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses as now being conducted. Except as set forth in Section 5.01 of the disclosure letter delivered by Davel to PhoneTel concurrently with the execution of this Agreement (the "Davel Disclosure Letter"), Davel and P Sub are duly qualified to do business and are in good standing in each jurisdiction in which the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Davel Material Adverse Effect. As used herein, "Davel Material Adverse Effect" shall mean a material adverse effect on the ability of Davel to consummate the Transactions or, as a result of any event, change, circumstance or effect arising from or having an impact on Davel's business, assets, financial condition or results of operations, a material adverse effect on the ability of PhoneTel and its stockholders to realize substantially all of the benefits of the Transactions.

                  Section 5.02 Authorization. Each of Davel and P Sub has the necessary corporate power and authority to enter into this Agreement and, subject to approval of the Transactions, including, but not limited to, the Davel Restructuring, the Mergers and this Agreement (and the transactions and amendments, if any, to its charter documents contemplated hereby) by the affirmative vote of the holders of a majority of the outstanding shares of Davel Common Stock on the applicable record date at the Davel Stockholders Meeting ("Davel Stockholder Approval"), to carry out its obligations hereunder. The execution and delivery of this Agreement by Davel and P Sub, the performance by Davel and P Sub of their respective obligations hereunder and the consummation by Davel and P Sub of the Transactions have been duly and validly authorized by the respective Boards of Directors of Davel and P Sub, have been approved by the Boards of Directors of Davel and P Sub as otherwise required by their respective articles of incorporation or comparable organizational documents, and have been approved by Davel as the sole stockholder of P Sub. Except for Davel Stockholder Approval, no other corporate proceeding on the part of Davel or P Sub is necessary for the execution and delivery of this Agreement by Davel and P Sub, the performance of their obligations hereunder and the consummation by Davel and P Sub of the Transactions. This Agreement has been duly and validly executed and delivered by Davel and P Sub and is a legal, valid and binding obligation of Davel and P Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

                  Section 5.03 Capital Stock. The authorized capital stock of Davel consists of: (a) 50,000,000 shares of Davel Common Stock, of which 11,169,440 shares were issued and outstanding and no shares were held in Davel's treasury and (b) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. All of the outstanding shares of capital stock of Davel have been validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except for options to acquire not more than 681,067 shares of Davel Common Stock (the "Davel Options") and warrants to acquire not more than 427,323 shares of Davel Common Stock (the "Davel Warrants"), there are no outstanding subscriptions, options, warrants, rights, contracts or other arrangements or commitments obligating Davel to issue any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock. Section 5.03 of Davel's Disclosure Letter sets forth a list of each Davel Option and Davel Warrant to issue shares of Davel Common Stock outstanding on the date hereof, together with each such Davel Option or Davel Warrant's term, exercise price, and the number of shares subject thereto, and as applicable, the name of the Davel Stock Option Plan under which such Davel Option or Davel Warrant was granted.

                  Section 5.04 Subsidiaries. Section 5.04 of the Davel Disclosure Letter lists all direct and indirect subsidiaries of Davel (each, a "Davel Subsidiary" and, collectively, the "Davel Subsidiaries"). Except for the Davel Subsidiaries and as listed in Section 5.04 of the Davel Disclosure Letter, Davel does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each Davel Subsidiary is a corporation (or, in the case of Davel Financing, a limited liability company) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or company power and authority to own, operate and lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 5.04 of the Davel Disclosure Letter, each Davel Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably expected to have a Davel Material Adverse Effect. Except as set forth in Section 5.04 of the Davel Disclosure Letter, all outstanding shares of capital stock of each Davel Subsidiary are validly issued, fully paid and nonassessable and are owned by Davel or another Davel Subsidiary free and clear of any liens, claims or encumbrances.

                  Section 5.05 Consents and Approvals; No Violations. Except for
(a) applicable requirements of the Securities Act and the Exchange Act, including the filing with and clearing by the SEC of the Form S-4, (b) the filing of the Davel Financing Certificate of Merger as required by the Delaware Law and Delaware LLC Act, (c) the filing of the PhoneTel Certificate of Merger as required by Ohio Law, (d) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transactions, and (e) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required by state public utility or public service commissions or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation by Davel or P Sub of the Transactions. Except as set forth in Section 5.05 of the Davel Disclosure Letter, neither the execution and delivery of this Agreement by Davel or P Sub, nor the consummation by Davel or P Sub of the Transactions nor compliance by Davel or P Sub with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the articles of incorporation or bylaws, or comparable organizational documents, of Davel or any Davel Subsidiary, (ii) at the Davel Effective Time, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Davel or any Davel Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to above in this Section 5.05, violate any Federal, state, local or foreign order, writ, injunction, decree, statute, rule or regulation applicable to Davel or any Davel Subsidiary or any of their properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to have a Davel Material Adverse Effect.

                  Section 5.06 SEC Reports and Financial Statements.

                           (a) Since December 31, 1999, Davel has filed all
required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act (hereinafter collectively referred to as the "Davel Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

                           (b) None of the Davel Reports, including, without
limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (c) The consolidated balance sheets and the related
consolidated statements of operations, stockholders' equity and changes in financial position (including, without limitation, the related notes thereto) of Davel and the Davel Subsidiaries included in the financial statements contained in Davel's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Davel 10-K") and in Davel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 present fairly the consolidated financial position of Davel and the Davel Subsidiaries as of their respective dates, and the results of consolidated operations and changes in consolidated financial position for the periods then ended, all in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject in the case of unaudited interim financial statements to normal year-end audit adjustments and the absence of footnotes.

                  Section 5.07 Absence of Undisclosed Liabilities. Neither Davel nor any Davel Subsidiary has any liabilities (whether absolute, accrued or contingent), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of Davel and the Davel Subsidiaries as of December 31, 2000 or reflected in the notes thereto,
(b) liabilities incurred since December 31, 2000 in the ordinary course of business, (c) liabilities disclosed in Section 5.07 of the Davel Disclosure Letter, (d) any liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Davel Material Adverse Effect or (e) liabilities relating to or arising from the Servicing Agreement or Davel's performance thereof.

                  Section 5.08 Changes. Since the date of the Davel 10-K, and except as set forth in the Davel Reports filed prior to the date of this Agreement (as amended to the date hereof, the "Filed Davel Reports"), and except as otherwise disclosed in Section 5.08 of the Davel Disclosure Letter or as otherwise provided by this Agreement:

                           (a) there has been no Davel Material Adverse Effect;

                           (b) except as expressly permitted or otherwise
contemplated by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of Davel's capital stock, or any declaration, setting aside or payment of any dividend or other distribution by Davel in respect of Davel's capital stock, or any issuance of any shares of capital stock of Davel, or any granting to any person of any option to purchase or other right to acquire shares of capital stock of Davel or any stock split or other change in Davel's capitalization, or any repricing or other modification to the terms of any such option or right to acquire;

                           (c) neither Davel nor any Davel Subsidiary has
entered into or agreed to enter into any new or amended contract with any labor unions representing employees of Davel or any Davel Subsidiary;

                           (d) neither Davel nor any Davel Subsidiary has
entered into or agreed to enter into any new or amended contract with any of the officers thereof or otherwise increased the compensation payable to the officers or directors of any such entity;

                           (e) neither Davel nor any Davel Subsidiary has (i)
entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulation or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans; and

                           (f) neither Davel nor any Davel Subsidiary has made
any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business.

                  Section 5.09 Investigations; Litigation.

                           (a) Except as described in Section 5.09(a) of the
Davel Disclosure Letter, there are no pending or, to the knowledge of Davel, threatened investigations, reviews or inquiries by any Governmental Entity with respect to Davel or any Davel Subsidiary or with respect to the activities of any officer, director or, to the knowledge of Davel, employee of Davel (a "Davel Investigation"), other than Davel Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect. For the purpose of this Agreement, "knowledge of Davel" shall be deemed to mean the actual knowledge, after reasonable inquiry, of Bruce W. Renard or Marc S. Bendesky.

                           (b) Except as described in Section 5.09(b) of the
Davel Disclosure Letter, (i) there are no actions or proceedings pending or, to the knowledge of Davel, threatened against

Davel or any Davel Subsidiary before any court or before any administrative agency or administrative officer or executive, whether Federal, state, local or foreign, which seek to enjoin the Mergers or which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against Davel or any Davel Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Davel Material Adverse Effect, (iii) neither Davel nor any Davel Subsidiary is in violation of, and none of them has received any claim or notice that it is in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, which violations, individually or in the aggregate, would reasonably be expected to have a Davel Material Adverse Effect; and (iv) there are no actions pending or, to the knowledge of Davel, threatened against the directors or any director of Davel alleging a breach of such directors' or director's fiduciary duties (except such actions which may arise as a result of the Transactions).

                  Section 5.10 Contracts and Commitments.

                           (a) Except as are attached as exhibits to any Filed
Davel Report or as set forth in Section 5.10 of the Davel Disclosure Letter, Davel is not, nor is any Davel Subsidiary, with respect to its business, a party to any contracts or agreements (other than site location agreements between Davel or a Davel Subsidiary (the "Davel Site Location Agreements") and Location Owners) that are individually material to the business, properties, assets or financial condition of Davel and the Davel Subsidiaries, taken as a whole (together with all amendments, exhibits, attachments, waivers or other changes thereto, the "Davel Contracts").

                           (b) Davel has supplied or made available to PhoneTel
valid copies of all Davel Contracts and Davel Site Location Agreements.

                           (c) Since January 1, 2001, except as set forth in
Section 5.10 of the Davel Disclosure Letter, Davel has not altered its payment practices with regard to amounts payable to local exchange carriers in respect of payphone services or with regard to amounts payable to Location Owners in respect of commissions, which alteration would result in a material breach of the contractual duties of Davel to such local exchange carriers in the aggregate or to such Location Owners in the aggregate.

                  Section 5.11 Environmental Matters. Except as described in the Filed Davel Reports, (a) Davel and each of the Davel Subsidiaries are in compliance with all applicable Environmental Laws, except for non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect, which compliance includes, but is not limited to, the possession by Davel and each of the Davel Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither Davel nor any of the Davel Subsidiaries has received written notice of, or, to the knowledge of Davel, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect; and
(c) there has not been by Davel or any of the Davel Subsidiaries any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current or, to the knowledge of Davel, former properties or facilities or any current or, to the knowledge of Davel, former offsite properties and facilities used in the business of Davel or the Davel Subsidiaries (in each case, other than properties or facilities where payphones are located pursuant to agreements with Location Owners) in a manner or at levels that require or is reasonably likely to require investigation, removal or remediation under Environmental Laws that would, either individually or in the aggregate, reasonably be expected to have a Davel Material Adverse Effect.

                  Section 5.12 Taxes.

                           (a) Each of Davel and the Davel Subsidiaries has
filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all materials respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not reasonably be expected to have a Davel Material Adverse Effect. Each of Davel and the Davel Subsidiaries has timely paid (or Davel has paid on its behalf) all taxes that have become due and payable, except to the extent the failure to pay such taxes individually or in the aggregate would not reasonably be expected to have a Davel Material Adverse Effect, and the most recent financial statements contained in the Davel Reports reflect an adequate provision in accordance with GAAP for all taxes payable by Davel and the Davel Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                           (b) No taxing authority has given written notice of
any proposal, assertion, or assessment of any tax deficiencies against Davel or any of the Davel Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Davel Material Adverse Effect. Except as set forth in Section
5.12 of the Davel Disclosure Letter, there is no action, suit, taxing authority proceeding or audit now in progress, pending, or, to the knowledge of Davel, threatened against or with respect to Davel or any of the Davel Subsidiaries.

                  Section 5.13 Employment Agreements. Except as disclosed in
Section 5.13 of the Davel Disclosure Letter, there are no employment, consulting, severance or indemnification contracts or agreements between Davel or any Davel Subsidiary, on the one hand, and any directors, officers or other employees of Davel or any Davel Subsidiary, on the other hand. Davel is not a party to any collective bargaining agreement.

                  Section 5.14 Change of Control Provisions. Except as disclosed in Section 5.14 of the Davel Disclosure Letter, none of the contracts or agreements set forth in Section 5.13 of the Davel Disclosure Letter and none of Davel's or any Davel Subsidiary's employee benefit plans, programs or arrangements contains any provision that would become operative as the result of the Mergers or the Transactions.

                  Section 5.15 Employee Benefit Plans.

                           (a) Except as set forth in Section 2.05 hereof or
Section 5.15(a) of the Davel Disclosure Letter, all of the (i) Davel Benefit Plans and (ii) other bonus, insurance, pension, profit sharing, retirement, health, and other benefit plans, stock option plans and stock purchase or ownership plans currently maintained by Davel or any of the Davel Subsidiaries or to which Davel or any of the Davel Subsidiaries is a party may be terminated at Davel's election, without financial penalty or premium and there shall be no obligation of Davel following the Davel Effective Time, to issue any shares of its capital stock pursuant to any of the foregoing or otherwise following the Davel Effective Time. Except as set forth in Section 5.15(a) of the Davel Disclosure Letter, no payment by Davel or any of the Davel Subsidiaries to any person (payable or distributable pursuant to the foregoing agreements and plans or this Agreement) shall be nondeductible by Davel or any of the Davel Subsidiaries for Federal income tax purposes because of Section 280G of the Code.

                           (b) Since December 31, 2000, all employee benefit
plans within the meaning of Section 3(3) of ERISA maintained by Davel or any of the Davel Subsidiaries (collectively, the "Davel Benefit Plans") are in material compliance with, and have been administered and operated in accordance with, the terms of such Davel Benefit Plans and applicable law, and the Internal Revenue Service has determined that each such Davel Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and that each related trust is exempt from tax under Section 501(a) of the Code. No event which constitutes a "reportable event" as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Davel Benefit Plan subject to Title IV of ERISA. No material liability under any statutes, orders, governmental rules or regulations applicable to any Davel Benefit Plan, including, without limitation, ERISA and the Code, has been or may reasonably be expected to be incurred with respect to any Davel Benefit Plan (other than liabilities for the payment of contributions and benefits in the ordinary course). No Davel Benefit Plan has been terminated pursuant to Title IV of ERISA. No event has occurred and no condition exists with respect to any Davel Benefit Plan which presents a risk of termination or partial termination of any Davel Benefit Plan which could reasonably be anticipated to result in liability on the part of Davel or any of the Davel Subsidiaries. Full payment has been made, or provision has been made therefor, of all amounts which Davel or any of the Davel Subsidiaries were required under the terms of the Davel Benefit Plans to have paid as contributions to such Davel Benefit Plans on or prior to the date hereof and no Davel Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither Davel nor any of the Davel Subsidiaries nor, to the knowledge of Davel, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any nonexempt prohibited transactions in connection with any Davel Benefit Plan (or its related trust) with respect to which Davel, any of the Davel Subsidiaries, or any officer, director, employee of Davel or any of the Davel Subsidiaries or, to the knowledge of Davel, any trustee, administrator or other fiduciary of any Davel Benefit Plan, would be subject to either a penalty pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code nor, to the knowledge of Davel, shall the consummation of the Transactions constitute such a transaction. Except as disclosed in Section 5.15(b) of the Davel Disclosure Letter, no claim, action or litigation, has been made, commenced or, to the knowledge of Davel, threatened with respect to any Davel Benefit Plan (other than claims for benefits made in the ordinary course). No Davel Benefit Plan or related trust owns any securities in violation of Section 407 of ERISA. No withdrawal by Davel or any of the Davel Subsidiaries, partial or complete, within the meaning of Title IV of ERISA, has occurred or may be reasonably expected to occur with respect to any Davel Benefit Plan which is a multiemployer plan which would create a material liability not adequately reserved against by Davel. With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) which is a defined benefit plan and is not a multiemployer plan, the assets of such Plan available to meet the accrued liabilities of such Plan would exceed such liabilities, based on the actuarial assumptions used for plan termination. Davel has paid, or has set up an adequate reserve for, all liabilities under each Davel Benefit Plan.

                  Section 5.16 Licenses. Davel and the Davel Subsidiaries have obtained all Licenses material, individually or in the aggregate, to the conduct of the business of Davel and the Davel Subsidiaries taken as a whole. All of such Licenses are in full force and effect and, to the best of Davel's knowledge, will not be impaired or adversely affected by the Transactions in a manner or to a degree that would reasonably be expected to have a Davel Material Adverse Effect. There is not pending or, to the knowledge of Davel, threatened any domestic or foreign suit or proceeding with respect to the suspension, revocation, cancellation, modification or non-renewal of any of such Licenses, and, except as set forth in Section 5.16 of the Davel Disclosure Letter, no event under the control of Davel has occurred that (whether with notice or lapse of time, or both) would reasonably be expected to result in a suspension or revocation of or failure to renew any of such Licenses, the loss of which would reasonably be expected to have a Davel Material Adverse Effect.

                  Section 5.17 Compliance with Other Instruments and Laws. Except as set forth in Section 5.17 of the Davel Disclosure Letter, neither Davel nor any Davel Subsidiary is in violation of any term of its articles of incorporation or bylaws or comparable organizational documents, or in violation of any Davel Contract or of any judgment, decree or order which names Davel or any Davel Subsidiary or in violation of any term of any other material instrument, contract or agreement (other than any Davel Site Location Agreement) to which it is a party or by which it or any of its properties or assets is bound, except to the extent that any such violation would not reasonably be expected to have a Davel Material Adverse Effect. Except as set forth in Section
5.17 of the Davel Disclosure Letter, Davel's and each Davel Subsidiary's businesses are in compliance with all Federal, state, local and foreign statutes, laws, ordinances, rules, governmental regulations, permits, concessions, grants, franchises, licenses or other governmental authorizations or approvals applicable to the operation of such business, except to the extent that the failure to be in compliance would not reasonably be expected to have a Davel Material Adverse Effect.

                  Section 5.18 Employees. Without limiting the generality of
Section 5.17 hereof, Davel has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, civil rights, workers compensation, WARN statutes, severance, termination, record keeping, labor relations and family and/or medical leave and, to the knowledge of Davel, it does not have any material labor relations problems (including, without limitation, actual or threatened strikes or work stoppages or material grievances).

                  Section 5.19 Information Supplied. None of the information supplied or to be supplied by Davel for inclusion or incorporation by reference in (i) the Form S-4 shall, at the time the

Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to Davel's stockholders or at the time of the Davel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 shall comply as to form in all material respects with the requirements of the Securities Act, except that no representation or warranty is made by Davel with respect to statements made or incorporated by reference in either the Form S-4 or the Proxy Statement based on information supplied by PhoneTel for inclusion or incorporation by reference therein.

                  Section 5.20 State Takeover Statutes. To the knowledge of Davel, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or Federal law applicable to Davel is applicable to the Transactions.

                  Section 5.21 Certain Fees. Except in connection with the engagement of Marshall & Stevens and as otherwise set forth in Section 5.21 of the Davel Disclosure Letter, neither Davel nor any Davel Subsidiary has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the Transactions. The fees payable by Davel to Marshall & Stevens in connection with the Transactions are set forth in Section 5.21 of the Davel Disclosure Letter.

                  Section 5.22 Opinion of Financial Advisor. Davel has received the opinion of Marshall & Stevens, dated the date hereof, attached hereto as Exhibit F.

                  Section 5.23 Voting Requirements. Except as contemplated by
Article I hereof, Davel Stockholder Approval is the only vote of the holders of any class or series of Davel's capital stock necessary to adopt this Agreement and approve the Transactions.

                  Section 5.24 Payphones. As of January 10, 2002, Davel has good and marketable title to at least 54,000 installed payphones, all of which, except for those specifically described in Section 5.24 of the Davel Disclosure Letter, are operational and which, except for those payphones further specifically described in Section 5.24 of the Davel Disclosure Letter, are subject to enforceable Davel Site Location Agreements with Location Owners. Davel's good faith estimate of the average remaining term of the Davel Site Location Agreements is 24 months.

                  Section 5.25 Average Net Revenue. The Average Net Revenue is at least $29.38 per payphone in operation by Davel and the Davel Subsidiaries as of the date hereof.

                                   ARTICLE VI

                              COVENANTS OF PHONETEL

                  Section 6.01 Conduct of Business by PhoneTel Pending the PhoneTel Merger. PhoneTel covenants and agrees that, prior to the PhoneTel Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 10.01 hereof, unless Davel shall otherwise consent in writing or except as otherwise contemplated by this Agreement or the Servicing Agreement:

                           (a) the businesses of PhoneTel and the PhoneTel
Subsidiaries shall be conducted only in the ordinary and usual course; to the extent consistent therewith, PhoneTel shall use its best efforts to, and shall cause each PhoneTel Subsidiary to, preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with their respective suppliers, distributors, customers and others having business relationships with them; and PhoneTel shall notify Davel as promptly as practicable of any event or occurrence or emergency not in the ordinary and usual course of the business of PhoneTel or any PhoneTel Subsidiary and material to the business of PhoneTel and the PhoneTel Subsidiaries, taken as a whole;

                           (b) neither PhoneTel nor any PhoneTel Subsidiary
shall (i) amend its articles of incorporation or code of regulations or comparable organizational documents or (ii) split, combine or reclassify the outstanding PhoneTel Common Stock or declare, set aside or pay any dividend payable in cash, stock or property with respect to the PhoneTel Common Stock;

                           (c) neither PhoneTel nor any PhoneTel Subsidiary
shall (i) issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, its capital stock of any class other than the issuance of shares of capital stock of a PhoneTel Subsidiary to PhoneTel or, with respect to PhoneTel, PhoneTel Common Stock issuable upon exercise of PhoneTel Options or PhoneTel Warrants, or (ii) modify or agree to modify any term of any option, warrant or other right to acquire shares of its capital stock;

                           (d) neither PhoneTel nor any PhoneTel Subsidiary
shall enter into or agree to enter into, or amend, any contract or agreement with any labor unions representing employees of PhoneTel or any PhoneTel Subsidiary;

                           (e) PhoneTel shall not authorize, recommend, propose
or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Transactions), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any PhoneTel Subsidiary) or any change in its capitalization, or enter into, other than in the ordinary course of business, a material contract or any release or relinquishment of any material contract rights;

                           (f) PhoneTel shall not, and shall not permit any
PhoneTel Subsidiary to, (i) enter into or amend any employment, severance or change-in-control agreement, or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulation or as expressly provided by this Agreement or (ii) make any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans;

                           (g) PhoneTel shall not (i) create, incur or assume
any long-term debt (including, without limitation, obligations in respect of capital leases) or, except in the ordinary course of business under existing lines of credit or except to fund out-of-pocket costs incurred in connection with the Transactions, create, incur, assume, maintain or permit to exist any short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned PhoneTel Subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than a wholly owned PhoneTel Subsidiary (other than customary advances to employees and short-term investments pursuant to customary cash management systems of PhoneTel in the ordinary course and consistent with past practice);

                           (h) neither PhoneTel nor any PhoneTel Subsidiary
shall declare or make any dividend or distribution of cash, securities or other property to their respective stockholders or existing senior secured lenders, except as may be agreed to in writing by each party and their respective senior secured lenders; and

                           (i) neither PhoneTel nor any PhoneTel Subsidiary
shall agree in writing or otherwise to take (i) any action that it is prohibited from taking by this Section 6.01 or (ii) any action that would constitute or is likely to cause or result in a breach of any representation or warranty set forth herein or a breach in any material respect of any covenant or agreement set forth herein.

                  Section 6.02 Stockholders' Meeting. PhoneTel shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of obtaining PhoneTel Stockholder Approval (the "PhoneTel Stockholders Meeting"). The Board of Directors of PhoneTel shall (i) unanimously recommend the Transactions and adoption of this Agreement by PhoneTel's stockholders and (ii) use reasonable best efforts to obtain PhoneTel Stockholder Approval.

                  Section 6.03 Access to Information. Subject to the terms of
Section 7.02 hereof, PhoneTel shall give Davel and its directors, employees, counsel, financial advisors, auditors, lenders and other authorized representatives full access during normal business hours throughout the period prior to the Closing Date to all of the offices, properties, business and marketing plans, books, files and records of PhoneTel and the PhoneTel Subsidiaries, shall furnish to Davel and its directors, employees, counsel, financial advisors, auditors, lenders and other authorized representatives such financial, tax, accounting and operating data and other information as such persons may reasonably request and shall instruct PhoneTel's employees, counsel and financial advisors to cooperate with Davel in its preparation for integration into the business of Davel of the business of PhoneTel and the PhoneTel Subsidiaries. Throughout the period prior to the Closing Date, PhoneTel shall furnish promptly to Davel (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (ii) all such other information concerning its business, properties and personnel as Davel may reasonably request; provided that no investigation pursuant to this Section 6.03 shall affect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

                  Section 6.04 No Solicitation.

                           (a) PhoneTel shall not, and shall use reasonable best
efforts to cause its officers, directors, employees, investment bankers, attorneys, accountants and other agents retained by it not to, initiate, solicit or encourage any inquiries relating to, or the making of any, Acquisition Proposal or engage in negotiations or discussions with, or furnish any information to, any third party relating to any Acquisition Proposal. As used herein, "Acquisition Proposal" shall mean any proposal made by a third party, other than by Davel or P Sub with respect to the PhoneTel Common Stock, to acquire, directly or indirectly, (x) more than 25% of the shares and/or voting power of the PhoneTel Common Stock or the Davel Common Stock, as the case may be, then outstanding pursuant to a merger, consolidation or other business combination, purchase of shares, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions or (y) all or a substantial portion of the business or assets of PhoneTel and the PhoneTel Subsidiaries or of Davel and the Davel Subsidiaries, as the case may be.

                           (b) PhoneTel shall advise Davel in writing of its
receipt, directly or indirectly, of any inquiries relating to an Acquisition Proposal promptly following such receipt. Following its receipt, directly or indirectly, of any Acquisition Proposal (or any inquiry referred to above), PhoneTel shall furnish to Davel either a copy of such Acquisition Proposal (or such inquiry) or a written summary of such Acquisition Proposal (or such inquiry).

                  Section 6.05 Corporate Organization. Notwithstanding anything to the contrary contained in this Agreement or in the PhoneTel Disclosure Letter, PhoneTel and each PhoneTel Subsidiary shall take all reasonable actions necessary in order to remain duly qualified and in good standing until the PhoneTel Effective Time in each jurisdiction in which the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

                  Section 6.06 Warrants. On or prior to the Closing Date, PhoneTel shall take all actions necessary to allow the PhoneTel Warrants to be exercised by the holders thereof.

                  Section 6.07 Confidentiality. PhoneTel shall hold, and shall cause the PhoneTel Subsidiaries to hold, and shall use their respective, reasonable best efforts to cause their officers, directors, employees, consultants, advisors, lenders and agents to hold, in confidence, all trade secrets and confidential information concerning Davel and the Davel Subsidiaries furnished to PhoneTel in connection with the Transactions in accordance with the Confidentiality Agreement, dated October 20, 2000, by and between Davel and PhoneTel (the "Confidentiality Agreement"), which Confidentiality Agreement shall survive any termination of this Agreement.

                                   ARTICLE VII

                               COVENANTS OF DAVEL

                  Section 7.01 Conduct of Business by Davel Pending the Davel Merger. Davel covenants and agrees that, prior to the Davel Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 10.01 hereof, unless PhoneTel shall otherwise consent in writing or except as otherwise contemplated by this Agreement or the Servicing Agreement:

                           (a) the businesses of Davel and the Davel
Subsidiaries shall be conducted only in the ordinary and usual course; to the extent consistent therewith, Davel shall use its best efforts to, and shall cause each Davel Subsidiary to, preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with their respective suppliers, distributors, customers and others having business relationships with them; and Davel shall notify PhoneTel as promptly as practicable of any event or occurrence or emergency not in the ordinary and usual course of the business of Davel or any Davel Subsidiary and material to the business of Davel and the Davel Subsidiaries, taken as a whole;

                           (b) neither Davel nor any Davel Subsidiary shall (i)
amend its certificate of incorporation or bylaws or comparable organizational documents or (ii) split, combine or reclassify the outstanding Davel Common Stock or declare, set aside or pay any dividend payable in cash, stock or property with respect to the Davel Common Stock;

                           (c) neither Davel nor any Davel Subsidiary shall (i)
issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, its capital stock of any class other than the issuance of shares of capital stock of a Davel Subsidiary to Davel or, with respect to Davel, Davel Common Stock issuable upon exercise of Davel Options or Davel Warrants, or (ii) modify or agree to modify any term of any option, warrant or other right to acquire shares of its capital stock;

                           (d) neither Davel nor any Davel Subsidiary shall
enter into or agree to enter into, or amend, any contract or agreement with any labor unions representing employees of Davel or any Davel Subsidiary;

                           (e) Davel shall not authorize, recommend, propose or
announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Transactions), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any Davel Subsidiary) or any change in its capitalization, or enter into, other than in the ordinary course of business, a material contract or any release or relinquishment of any material contract rights;

                           (f) Davel shall not, and shall not permit any Davel
Subsidiary to, (i) enter into or amend any employment, severance or change-in-control agreement, or any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulation or as expressly provided by this Agreement or (ii) make any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans;

                           (g) Davel shall not (i) create, incur or assume any
long-term debt (including, without limitation, obligations in respect of capital leases) or, except in the ordinary course of business under existing lines of credit or except to fund out-of-pocket costs incurred in connection with the Transactions, create, incur, assume, maintain or permit to exist any short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Davel Subsidiaries in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than a wholly owned Davel Subsidiary (other than customary advances to employees and short-term investments pursuant to customary cash management systems of Davel in the ordinary course and consistent with past practice);

                           (h) neither Davel nor any Davel Subsidiary shall
declare or make any dividend, distribution or payment of cash, securities or other property to their respective stockholders or existing senior secured lenders, except as may be agreed to in writing by each party and their respective senior secured lenders; and

                           (i) neither Davel nor any Davel Subsidiary shall
agree in writing or otherwise to take (i) any action that it is prohibited from taking by this Section 7.01 or (ii) any action that would constitute or is likely to cause or result in a breach of any representation or warranty set forth herein or a breach in any material respect of any covenant or agreement set forth herein.

                  Section 7.02 Confidentiality. Davel shall hold, and shall cause the Davel Subsidiaries to hold, and shall use their respective reasonable best efforts to cause their officers, directors, employees, consultants, advisors, lenders and agents to hold, in confidence, all trade secrets and confidential information concerning PhoneTel and the PhoneTel Subsidiaries furnished to Davel in connection with the Transactions in accordance with the Confidentiality Agreement.

                  Section 7.03 Obligations of D Sub and P Sub. Davel shall cause both D Sub and P Sub to perform their obligations under this Agreement and to consummate the Transactions on the terms and conditions set forth in this Agreement.

                  Section 7.04 Indemnification.

                           (a) Davel shall and shall cause each of its direct or
indirect subsidiaries, including PhoneTel, successors or assigns (the "Indemnifying Parties") to indemnify, to the fullest extent permitted under the applicable law of the state of incorporation of each such Indemnifying Party, each person who was or is or becomes prior to the PhoneTel Effective Time, a director, officer or trustee of any such entity (the "Indemnified Parties") for costs and expenses incurred in respect of actions taken prior to and including the PhoneTel Effective Time in connection with their duties as directors, officers or trustees of the Indemnifying Parties (including with respect to the Transactions) for a period of not less than six years from the PhoneTel Effective Time; provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Without limitation of the foregoing, in the event any Indemnified Party becomes involved in such capacity in any pending or threatened action, proceeding or investigation in connection with any matter or event, including with respect to the Transactions, occurring prior to and including the PhoneTel Effective Time, the Surviving Corporation, to the fullest extent permitted and on such conditions as may be required by applicable law, shall make advances for or reimburse such Indemnified Party for his or her legal and other out-of-pocket expenses (including the cost of any investigation and preparation) as incurred in connection therewith. In addition, during such six-year period the charter and by-laws of each of the Indemnifying Parties and their successors or assigns shall continue to contain provisions no less favorable to the present and former directors and officers of such corporation's charter or bylaws as in effect as of immediately prior to the PhoneTel Effective Time.

                           (b) For not less than six years after the PhoneTel
Effective Time, the Indemnifying Parties shall maintain in effect directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by the Indemnifying Parties' existing directors' and officers' liability insurance. The Indemnifying Parties will maintain such insurance with policy limits at least equal to the greater of (i) those in effect with respect to Davel and its subsidiaries and (ii) those in effect with respect to PhoneTel and its subsidiaries, in each case as of the date of this Agreement, and with deductible and retention amounts no greater than the lesser of (x) those in effect with respect to Davel and its subsidiaries and (y) those in effect with respect to PhoneTel and its subsidiaries, in each case as of the date of this Agreement.

                  Section 7.05 Davel Stockholders' Meeting. Davel shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of obtaining Davel Stockholder Approval for the transactions contemplated hereby, as well as stockholder approval of the Amended Plan (the "Davel Stockholders Meeting"). The Board of Directors of Davel shall
(a) unanimously approve the Transactions and the Amended Plan and recommend approval of this Agreement and the Amended Plan and (b) use reasonable best efforts to obtain Davel Stockholder Approval and stockholder approval of the Amended Plan.

                  Section 7.06 Amendment of Certificate of Incorporation. Subject to Davel Stockholder Approval, at the Closing, (a) the Certificate of Incorporation of Davel shall be amended to increase the authorized number of shares of Davel Common Stock to 1,000,000,000 and (b) Davel shall have reserved for issuance upon exercise of Adjusted PhoneTel Options and Adjusted PhoneTel Warrants an aggregate number of shares of Davel Common Stock sufficient to comply fully with the terms thereof.

                  Section 7.07 Employee Matters.

                           (a) Davel agrees that individuals who are employed by
PhoneTel or any of the PhoneTel Subsidiaries immediately prior to the Closing Date shall remain employees of the Surviving Corporation or its subsidiaries as of the Closing Date (each such employee, an "Affected Employee"); provided, however, that nothing contained herein shall confer upon any Affected

Employee the right to continued employment by PhoneTel or any of the PhoneTel Subsidiaries for any period of time after the Closing Date which is not otherwise required by law.

                           (b) Davel shall, or shall cause the Surviving
Corporation or one of the Davel Subsidiaries to give Affected Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Davel, PhoneTel or any of the Davel Subsidiaries for such Affected Employees' service with Davel, PhoneTel or any affiliate thereof to the same extent recognized immediately prior to the Closing Date.

                           (c) Davel shall, no later than the PhoneTel Effective
Time, enter into an employment agreement with Mr. John D. Chichester to serve as chief executive officer of Davel and an employment agreement with Mr. Bruce W. Renard to serve as president of Davel.

                           (d) Davel shall cause the Surviving Corporation to
continue to honor all employment, severance, separation and other compensation agreements existing as of the Closing Date between PhoneTel or any of the PhoneTel Subsidiaries with any officer or employee thereof, which are set forth on Section 7.07(d) of the PhoneTel Disclosure Letter.

                  Section 7.08 Access to Information. Subject to the terms of
Section 6.07 hereof, Davel shall give PhoneTel, its directors, employees, counsel, financial advisors, auditors, lenders and other authorized representatives full access during normal business hours throughout the period prior to the Closing Date to all of the offices, properties, business and marketing plans, books, files and records of Davel and the Davel Subsidiaries, shall furnish to PhoneTel and its directors, employees, counsel, financial advisors, auditors, lenders and other authorized representatives such financial, tax, accounting and operating data and other information as such persons may reasonably request and shall instruct Davel's employees, counsel and financial advisors to cooperate with PhoneTel in its preparation for integration into the business of Davel and the Davel Subsidiaries of the business of PhoneTel. Throughout the period prior to the Closing Date, Davel shall furnish promptly to PhoneTel (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws and (b) all such other information concerning its business, properties and personnel as PhoneTel may reasonably request; provided that no investigation pursuant to this Section 7.08 shall affect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

                  Section 7.09 No Solicitation.

                           (a) Davel shall not, and shall use reasonable best
efforts to cause its officers, directors, employees, investment bankers, attorneys, accountants and other agents retained by it not to, initiate, solicit or encourage any inquiries relating to, or the making of any, Acquisition Proposal or engage in negotiations or discussions with, or furnish any information to, any third party relating to any Acquisition Proposal.

                           (b) Davel shall advise PhoneTel in writing of its
receipt, directly or indirectly, of any inquiries relating to an Acquisition Proposal promptly following such receipt. Following its receipt, directly or indirectly, of any Acquisition Proposal (or any inquiry referred to above), Davel shall furnish to PhoneTel either a copy of such Acquisition Proposal (or such inquiry) or a written summary of such Acquisition Proposal (or such inquiry).

                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

                  Section 8.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions. PhoneTel and Davel shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions, subject to the terms and conditions of this Agreement. In connection with and without limiting the foregoing, PhoneTel and Davel shall (a) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transactions and (b) if any state takeover statute or similar statute or regulation becomes applicable to the Transactions, take all reasonable action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions.

                  Section 8.02 Certain Filings. PhoneTel and Davel shall cooperate with one another (a) in connection with the preparation of the Form S-4, the Proxy Statement and any other disclosure document filed after the date hereof pursuant to the Securities Act, the Exchange Act or any state securities law (each a "Disclosure Document"), (b) in determining whether any other action by or in respect of, or filing with, any Governmental Entity or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the Transactions and
(c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Form S-4, the Proxy Statement and the Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

                  Section 8.03 Public Announcements. Davel and PhoneTel shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

                  Section 8.04 Further Assurances. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions.

                  Section 8.05 Notices of Certain Events. PhoneTel and Davel shall promptly notify the other of:

                           (a) any notice or other communication from any person
alleging that the consent of such person is or may be required in connection with the Transactions;

                           (b) any notice or other communication from any
Governmental Entity in connection with the Transactions;

                           (c) any actions, suits, claims, investigations or
proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting PhoneTel or any PhoneTel Subsidiary, on the one hand, or Davel or any Davel Subsidiary, on the other hand, which relate to the consummation of the Transactions; and

                           (d) any action, event or occurrence that would
constitute a breach of any representation, warranty, covenant or agreement of it set forth in this Agreement.

                  Section 8.06 Preparation of the Form S-4 and the Proxy Statement. As soon as practicable following the date of this Agreement, PhoneTel and Davel shall jointly prepare and file with the SEC the Proxy Statement and PhoneTel and Davel shall prepare, and Davel shall file, with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of PhoneTel and Davel shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. PhoneTel and Davel shall use their respective reasonable best efforts to cause the Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement to, the Form S-4 shall be made by Davel or to the Proxy Statement shall be made by PhoneTel or Davel without providing the other party the opportunity to review and comment thereon. Davel shall advise PhoneTel, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Davel Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing Date any information relating to PhoneTel or Davel, or any of its affiliates, officers or directors, should be discovered by PhoneTel or Davel which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of PhoneTel and Davel.

                  Section 8.07 Letters of Accountants. Each of Davel and PhoneTel shall use its reasonable best efforts to cause to be delivered to the other party two letters from its respective independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to Davel and PhoneTel and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 8.08 Affiliates. As soon as reasonably practicable after the date hereof (but in no event later than 45 days prior to the PhoneTel Effective Time), PhoneTel shall deliver to Davel a list (the "Affiliate List") identifying all persons who are, in the reasonable judgment of PhoneTel, "affiliates" of PhoneTel for purposes of Rule 145 of the Securities Act. PhoneTel shall use all commercially reasonable efforts to deliver or cause to be delivered to Davel an agreement, substantially in the form attached hereto as Exhibit D, (i) executed by each person listed on the Affiliate List no later than 30 days prior to the PhoneTel Effective Time and (ii) executed by each person who becomes an "affiliate" of PhoneTel for purposes of Rule 145 of the Securities Act after delivery of the Affiliate List as soon as reasonably practicable thereafter and prior to the PhoneTel Effective Time.

                  Section 8.09 Representations. Each of PhoneTel and Davel shall
(a) use its reasonable best efforts to take all action necessary to render true and correct as of the Closing Date its representations and warranties contained in this Agreement, (b) refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time, and (c) perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it.

                  Section 8.10 Davel Board of Directors. Each of PhoneTel and Davel, and their respective Lenders, will cooperate in good faith to determine the nominees for the Board of Directors of Davel following the Mergers.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGERS

                  Section 9.01 Conditions to the Obligations of Each Party. The obligations of PhoneTel, Davel, Davel Financing, D Sub and P Sub to consummate the Transactions are subject to the satisfaction or waiver of the following conditions:

                           (a) the Transactions, including, but not limited to,
the PhoneTel Restructuring, this Agreement and the PhoneTel Merger shall have been approved and adopted by the stockholders of PhoneTel in accordance with Ohio Law;

                           (b) the Transactions, including but not limited to,
the Davel Restructuring, this Agreement and the Mergers shall have been approved by the stockholders of Davel in accordance with applicable law;

                           (c) no Governmental Entity shall have issued any
judgment, injunction, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions, which judgment, injunction, order or decree or other action shall have become final and nonappealable;

                           (d) the Form S-4 shall have become effective under
the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

                           (e) the PhoneTel Restructuring and the Davel
Restructuring shall have been consummated; and

                           (f) the 2002 Credit Facility, in an amount of no less
that $10 million, shall continue to be available to Davel no later than the PhoneTel Effective Time.

                  Section 9.02 Conditions to the Obligations of Davel, Davel Financing, D Sub and P Sub. The obligations of Davel, Davel Financing, D Sub and P Sub to consummate the Transactions are subject to the satisfaction of the following additional conditions:

                                    (i) that the representations and warranties
         of PhoneTel as set forth in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date) and PhoneTel shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by it under this Agreement at or prior to the Closing Date; provided, that, for purposes of determining whether the condition set forth in this Section 9.02(a) has been satisfied, no representation or warranty of PhoneTel shall be deemed untrue, incorrect, not complied with or not performed as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with the representations or warranties of PhoneTel, has had or would reasonably be expected to have a PhoneTel Material Adverse Effect (disregarding for this purpose any materiality qualification contained in such representations or warranties); and

                                    (ii) The PhoneTel Merger shall have been
         contemporaneously consummated in the manner set forth in Section 2.01.

                  Section 9.03 Conditions to the Obligations of PhoneTel. The obligations of PhoneTel to consummate the Transactions are subject to the satisfaction of the following additional conditions:

                           (a) the representations and warranties of Davel as
set forth in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date) and Davel and P Sub shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by them under this Agreement at or prior to the Closing Date; provided, that, for purposes of determining whether the condition set forth in this Section 9.03(a) has been satisfied, no representation or warranty of Davel shall be deemed untrue, incorrect, not complied with or not performed as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with the representations or warranties of Davel, has had or would reasonably be expected to have a Davel Material Adverse Effect (disregarding for this purpose any materiality qualification contained in such representations or warranties); and

                           (b) The Davel Merger shall have been
contemporaneously consummated in the manner set forth in Section 3.01.

                                    ARTICLE X

                             TERMINATION AND WAIVER

                  Section 10.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date (notwithstanding any approval of this Agreement and the PhoneTel Merger by the stockholders of PhoneTel or any approval of this Agreement by the stockholders of Davel as provided herein):

                           (a) by mutual written consent of PhoneTel and Davel;

                           (b) by either PhoneTel or Davel, if the Transactions
have not been consummated by August 31, 2002; provided that no party may terminate this Agreement pursuant to this subsection if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before such date;

                           (c) by either PhoneTel or Davel, if there shall be
adopted or enacted after the date hereof any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Davel or PhoneTel from consummating the Transactions is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

                           (d) by either PhoneTel or Davel, if (i) PhoneTel
Stockholder Approval shall not have been obtained at the PhoneTel Stockholders Meeting or any adjournment or postponement thereof or (ii) if Davel Stockholder Approval shall not have been obtained at the Davel Stockholders Meeting or any adjournment or postponement thereof;

                           (e) by Davel (provided that Davel is not then in
breach of its obligations hereunder in any material respect), if PhoneTel shall have breached in any material respect any of its representations, warranties, covenants or agreements contained herein (determined in accordance with Section 9.02(a) hereof) and shall not have cured such breach within 30 days after PhoneTel receives written notice of such breach from Davel; or

                           (f) by PhoneTel (provided that PhoneTel is not then
in breach of its obligations hereunder in any material respect), if Davel shall have breached in any material respect any of its representations, warranties, covenants or agreements contained herein (determined in accordance with Section 9.03(a) hereof) and shall not have cured such breach within 30 days after Davel receives written notice of such breach from PhoneTel.

Such right of termination shall be exercised by written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

                  Section 10.02 Waiver. At any time prior to the Closing Date, the parties hereto, by action taken by or pursuant to resolutions of their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except for obtaining PhoneTel Stockholder Approval and Davel Stockholder Approval, waive compliance with any of the agreements or conditions contained herein; provided, however, that no waiver by PhoneTel shall be effective unless consented to in writing by the PhoneTel Lenders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                  Section 10.03 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 6.07, 7.02, 11.05 and 11.07 hereof shall survive the termination hereof and except that no such termination shall relieve any party from liability for breach of this Agreement or failure by it to perform its obligations hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.01 Closing. The closing of the Mergers (the "Closing") shall occur at the Davel Effective Time and the PhoneTel Effective Time, respectively. The date on which the PhoneTel Effective Time and the Davel Effective Time occurs is referred to herein as the "Closing Date".

                  Section 11.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile, telex or similar writing) and shall be given,

                  If to Davel, Davel Financing, D Sub or P Sub, to:

                  Davel Communications, Inc.
                  10120 Windhorst Road
                  Tampa, Florida  33619
                  Attention:  Bruce W. Renard, Esq.
                  Facsimile:  (813) 740-9406
                  with a copy to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:  R. Scott Falk, Esq.
                  Facsimile:  (312) 861-2200

                  if to PhoneTel, to:

                  PhoneTel Technologies, Inc.
                  1001 Lakeside Avenue, 7th Floor
                  Cleveland, Ohio 44114
                  Attention:  John D. Chichester
                  Facsimile:  (216) 875-4337

                  with a copy to:

                  Hahn Loeser & Parks LLP
                  3300 BP Tower
                  200 Public Square
                  Cleveland, Ohio  44114-2301
                  Attn:  F. Ronald O'Keefe, Esq.
                  Facsimile:  (216) 241-2824

or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile or telex, upon confirmation of receipt, or (b) if given by any other means, when delivered at the address specified in this Section 11.02.

                  Section 11.03 Survival of Representations and Warranties. The representations and warranties contained herein shall not survive the Closing Date.

                  Section 11.04 Amendments; No Waivers.

                           (a) Any provision of this Agreement may be amended or
waived prior to the Closing (whether before or after approval of this Agreement by the stockholders of Davel or PhoneTel, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no waiver by PhoneTel shall be effective unless consented to in writing by the PhoneTel Lenders; provided, further, that after any such approval by the stockholders of Davel or PhoneTel, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of Davel or PhoneTel, (ii) any term of the articles of incorporation of the Surviving Corporation (except that alterations or changes may be made that could otherwise be adopted by the Board of Directors of the Surviving Corporation) or
(iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of shares of capital stock of Davel or PhoneTel.

                           (b) No failure or delay by any party in exercising
any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 11.05 Expenses. Each party shall pay its own costs and expenses relating to this Agreement and the Transactions, except that each of Davel and PhoneTel shall bear and pay one- half of the costs and expenses incurred in connection with the printing and mailing of the Proxy Statement.

                  Section 11.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                  Section 11.07 Governing Law; Jurisdiction. All provisions of this Agreement relating to the PhoneTel Merger shall be construed in accordance with and governed by Ohio Law. In all other respects, this Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of Delaware and (b) the federal district courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

                  Section 11.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by means of telecopied signature pages), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  Section 11.09 Headings; Interpretation. Section headings used in this Agreement are for convenience only and shall be ignored in the construction and interpretation hereof. The use of the word "including" herein shall mean "including without limitation."

                  Section 11.10 No Third Party Beneficiaries. Except for Section
7.04 hereof, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

                  Section 11.11 Entire Agreement. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                                *   *   *   *   *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          DAVEL COMMUNICATIONS, INC.


                          By:  /s/ Bruce W. Renard
                               --------------------------------
                               Name:  Bruce W. Renard
                               Title: President


                          DAVEL FINANCING COMPANY, L.L.C.


                          By:  Davel Communications, Inc.
                               Its: Sole Managing Member
                               By: /s/ Bruce W. Renard
                                  -----------------------------
                                    Name: Bruce W. Renard
                                    Title: President

                          DF MERGER CORP.


                          By:  /s/ Bruce W. Renard
                               --------------------------------
                               Name:  Bruce W. Renard
                               Title: President

                          PT MERGER CORP.


                          By:  /s/ Bruce W. Renard
                               --------------------------------
                               Name:  Bruce W. Renard
                               Title: President


                          PHONETEL TECHNOLOGIES, INC.


                          By:  /s/ John D. Chichester
                               --------------------------------
                               Name:  John D. Chichester
                               Title: President & Chief Executive Officer